UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Federal Bancshares of Arkansas, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
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May 17, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc.  The Annual Meeting will be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, June 22, 2011 at 10:00 a.m., Central Time.  The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.   For the reasons set forth in the proxy statement, the Board unanimously recommends that you vote “FOR” each matter to be considered.

Your continued support of and interest in First Federal Bancshares of Arkansas, Inc. are sincerely appreciated.

Sincerely,

/s/ Larry J. Brandt

Larry J. Brandt
Chief Executive Officer

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

1401 Highway 62-65 North

Harrison, Arkansas  72601

(870) 741-7641

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 22, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc. (the “Company”) will be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, June 22, 2011 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1)                                  To elect three directors for a term of three years and until their successors are elected and qualified;

(2)                                  To approve the reincorporation of the Company from Texas to Arkansas (the “Reincorporation Proposal”);

(3)                                  To ratify the appointment, by the Audit Committee of the Board of Directors, of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; and

(4)                                  To transact such other business as may properly come before the meeting or any adjournment thereof.  Management is not aware of any other such business.

The Board of Directors has fixed May 13, 2011 as the voting record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Tommy W. Richardson

Tommy W. Richardson
Secretary

Harrison, Arkansas

May 17, 2011

IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 22, 2011: The proxy materials for this Annual Meeting of Shareholders are available over the Internet at www.cfpproxy.com/3947.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.  IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.  IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

ii

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 22, 2011

This proxy statement is being furnished to holders of common stock, $.01 par value per share, of First Federal Bancshares of Arkansas, Inc. (the “Company”), the holding company of First Federal Bank (the “Bank”).  Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders  (the “Annual Meeting”) to be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on June 22, 2011 at 10:00 a.m., Central Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.  The Company intends to begin delivering copies of the definitive proxy statement for the 2011 Annual Meeting  to shareholders on or about May 19, 2011.

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on: (i) the election of directors, (ii) the Reincorporation Proposal, (iii) the ratification of our independent registered public accounting firm, and (iv) such other business as may properly come before the meeting or any adjournment thereof.

In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote?

Only our shareholders of record as of the close of business on the record date for the meeting, May 13, 2011, are entitled to vote at the meeting.  On the record date, we had 16,394,532 shares of common stock issued and outstanding.  For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting.

Can I access the Company’s proxy materials and annual report electronically?

Yes.  The proxy statement and annual report are available online at www.cfpproxy.com/3947.

How do I vote?

If your shares are registered in your name, or, in other words, you are the record holder of your shares or a shareholder of record, you may vote in person at the Annual Meeting or by proxy without attending the meeting.  Record shareholders may mark, sign, date, and mail the proxy card you received from management in the return envelope.  If you vote by attending the Annual Meeting or by submitting a proxy card, your shares will be voted at the meeting in accordance with your instructions.  If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or other nominee with this proxy statement.  As indicated on the form or other documentation provided by your broker, bank or other nominee, you may have the choice of voting your shares over the Internet or by telephone as instructed by your broker, bank or other nominee.  To do so, follow the instructions on the form you received from your broker, bank or other nominee.

If your shares are held by a bank, broker, custodian or other nominee, such bank, broker, custodian or other nominee is deemed the record holder of your shares. If you wish to vote in person at the meeting, you must obtain from the record holder (i.e.

your bank, broker, custodian or other nominee), and bring with you to the meeting, a proxy from such record holder issued in your name.

If my shares are held in street name by my broker, could my broker automatically vote my shares for me?

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers.  Although the Company is listed on the NASDAQ Global Market, Rule 452 affects us since our common shares held in “street name” may be held with NYSE member-brokers.  Brokers may not vote on “non-routine” matters in their discretion on behalf of their clients if such clients have not furnished voting instructions.  A broker “non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker.  For such “non-routine” matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.”

The election of directors and the Reincorporation Proposal are “non-routine” matters, so your broker may not vote in its discretion on these matters.  As a result, there may be broker “non-votes” with respect to these voting items.   The proposal to ratify the appointment of our independent auditor currently qualifies as a “routine” matter.  Your broker, therefore, may vote your shares in its discretion if you do not provide instructions on how to vote on this routine matter.

Can I attend the meeting and vote my shares in person?

Yes.  All shareholders are invited to attend the Annual Meeting.  Shareholders of record can vote in person at the Annual Meeting.  If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder and bring with you a proxy from the record holder issued in your name.  The Annual Meeting will be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601.  If you wish to attend the Annual Meeting in person, you may obtain directions to First Federal Bank by calling (870) 741-7641 or Brenda Jackson at (870) 365-8331.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes.  If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy any time before the proxy is voted.

•                  First, you may send a written notice to Mr. Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602, stating that you would like to revoke your proxy.

•                  Second, you may complete and submit a new proxy card with a later date.  Any earlier proxies will be revoked automatically by subsequently submitted proxies.  New proxy cards may be obtained over the internet at www.cfpproxy.com/3947.

•                  Third, you may attend the Annual Meeting and vote in person.  Any earlier proxy will be revoked.  However, attending the Annual Meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the meeting.  As discussed above, a broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement.  In summary, the Board of Directors recommends that you vote (i) “FOR”  the nominees for director described herein, (ii) “FOR”  the Reincorporation Proposal, and (iii) “FOR”  the ratification of the appointment of BKD, LLP for the year ending December 31, 2011.

If you vote by attending the Annual Meeting or submitting a completed proxy card, your shares will be voted at the meeting in accordance with your instructions.  If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

What vote is required to approve each item?

Pursuant to the Company’s Bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.  The nominee for each directorship who receives the greatest number of votes cast at the Annual Meeting will be elected as a director.  With regard to the election of directors, you may vote in favor of or withhold authority to vote for one or more nominees for director.  Votes that are withheld and broker “non-votes” in the election of directors will not be counted as votes cast for such individuals and accordingly will have no effect on the outcome of the election of directors.

The affirmative vote of the holders of at least two-thirds of the shares outstanding on the record date is required to approve the Reincorporation Proposal.  With regard to the Reincorporation Proposal, you may vote for, against or abstain from voting for the proposal.  Abstentions and broker “non-votes” will have the effect of a vote against the Reincorporation Proposal and may have an effect on the outcome of the vote.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting is required to approve the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for 2011.  Abstentions will be counted as votes present and entitled to vote on this matter and will have the effect of a vote against the ratification of the appointment of BKD, LLP.

Who pays the cost for soliciting proxies by the Board of Directors?

The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies.  In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

Who is Bear State?

On January 27, 2011, the Company and the Bank, the Company’s wholly-owned subsidiary, entered into an Investment Agreement (the “Investment Agreement”) with Bear State Financial Holdings, LLC (“Bear State”).  The Investment Agreement was amended on April 20, 2011.  The Investment Agreement, as amended, sets forth the terms and conditions of the Company’s recapitalization plan (the “Recapitalization Plan”), which is more fully described in the Company’s Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2011, as well as the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2010 filed with the SEC on March 16, 2011, and the definitive proxy statement filed with the SEC on March 30, 2011 for the Company’s Special Meeting of Shareholders that was held on April 29, 2011.  A copy of the Investment Agreement was filed as an Exhibit to the Form 8-K.  A copy of Amendment No. 1 to the Investment Agreement was filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2011  Pursuant to the Recapitalization Plan, the following has occurred or will occur:

•                  Effective May 3, 2011, the Company amended its Articles of Incorporation to effect a 1-for-5 reverse split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock.

•                  On May 3, 2011, Bear State purchased from the United States Department of the Treasury (the “Treasury”) for $6 million aggregate consideration, the Company’s 16,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the

“Series A Preferred Stock”), including any accrued but unpaid dividends thereon, and related warrant dated March 6, 2009 to purchase 321,847 shares of the Company’s common stock at an exercise price of $7.69 per share (the “TARP Warrant”), both of which were previously issued to the Treasury through the Troubled Asset Relief Program — Capital Purchase Program.

•                  On May 3, 2011, the Company sold to Bear State (i) 15,425,262 post-Reverse Split shares (the “First Closing Shares”) of the Company’s common stock at $3.00 per share (or $0.60 per share pre-Reverse Split) in a private placement, and (ii) a warrant (the “Investor Warrant”) to purchase 2 million post-Reverse Split shares of the Company’s common stock at an exercise price of $3.00 per share (or $0.60 per share pre-Reverse Split) (the effectiveness of the Reverse Split, the issuance of the First Closing Shares, and the delivery of the Investor Warrant is referred to together as the “First Closing”).

•                  At the First Closing, Bear State paid the Company aggregate consideration of approximately $46.3 million for the First Closing Shares and Investor Warrant, consisting of (i) $40.3 million in cash, and (ii) Bear State’s surrendering to the Company the Series A Preferred Stock and TARP Warrant for a $6 million credit against the purchase price of the First Closing Shares.

•                  The Company commenced the Rights Offering on May 11, 2011, as more fully described in the Company’s Registration Statement on Form S-1 filed with the SEC on April 6, 2011, as amended by Amendment No. 1 to Form S-1 filed with the SEC on May 6, 2011, pursuant to which shareholders who held shares of the Company’s common stock on March 23, 2011, the record date for the Rights Offering (the “Legacy Shareholders”), received the right to purchase three (3) post-Reverse Split shares of the Company’s common stock for each one (1) post-Reverse Split share held by such shareholder at $3.00 per share (or $0.60 per share pre-Reverse Split).

•                  On the closing date of the Rights Offering, which is expected to be June 9, 2011, the Company will sell to Bear State any unsold shares of the Company’s common stock offered in the Rights Offering (the “Second Closing”), subject to the satisfaction of the conditions to the Second Closing as set forth in the Investment Agreement, at a purchase price of $3.00 per share (or $0.60 per share pre-Reverse Split) in a private placement, subject to an overall limitation on Bear State’s ownership of 94.90% of the Company’s outstanding common stock.

As a result of its participation in the Company’s Recapitalization Plan, Bear State has become the Company’s controlling shareholder.  After giving effect to the aspects of the Recapitalization Plan that have occurred as of the date of this proxy statement, Bear State owns approximately 94.70% of the Company’s common stock (after taking into account the assumed exercise of the Investor Warrant), and, following the expiration of the Rights Offering, could own as much as 94.90% of the Company’s common stock (after taking into account the overall limitation on Bear State’s ownership and the assumed exercise of the Investor Warrant and assuming no current shareholders subscribe to the Rights Offering).  If the Rights Offering is fully subscribed by Legacy Shareholders, Bear State would own approximately 81.80% of the Company’s common stock (after taking into account the exercise of the Investor Warrant).

As a result of its controlling interest in the Company, Bear State is able to determine the Company’s corporate and management policies and determine the outcome of any corporate transaction or other matter submitted to shareholders for approval.  Mr. Massey is the managing member of Bear State, which provides him with the sole power to vote and dispose of the shares of the Company held by Bear State.  Messrs. Cavin, Ford, Wewers and Guerra are also members of Bear State.  As such, each has an indirect interest in Bear State’s investment in the Company to the extent of their individual pecuniary interests in Bear State.

ITEM 1 – ELECTION OF DIRECTORS

INFORMATION REGARDING THE NOMINEES FOR DIRECTOR,
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

On April 29, 2011, in connection with the First Closing, which occurred on May 3, 2011, and as contemplated under the terms of the Investment Agreement, the Board of Directors of the Company, pursuant to Article IV, Section 4.2 of our Bylaws, increased the size of the Board of Directors from five (5) to seven (7) members.  Concurrently with the First Closing, Messrs. Kenneth C. Savells and Jeffrey L. Brandt resigned from the Board of Directors, and the Company appointed Messrs. Richard N. Massey, W. Dabbs Cavin, Scott T. Ford and K. Aaron Clark to the Board of Directors, each of whom were designated by Bear State to serve on the Company’s Board of Directors pursuant to the terms of the Investment Agreement.

The Articles of Incorporation and Bylaws of the Company presently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and the members of each class are to be elected for a term of three years or until their successors are elected and qualified, with one class of directors to be elected annually.  The directorship vacated by Mr. Savells upon his resignation is subject to re-election this year.  The Board of Directors has nominated Mr. Cavin, who was appointed to fill the vacancy created by Mr. Savells’ resignation, to stand for election at the Annual Meeting for a term that will expire at the 2014 annual meeting of shareholders.  In addition, the Board of Directors has nominated Messrs. Ford and Clark, each of whom filled the vacancies created by the increase of the size of the Board from five to seven members, to stand for election at the Annual Meeting as directors whose terms will expire at the 2014 annual meeting of shareholders.  If shareholders approve the Reincorporation Proposal (Item 2), among other changes, the Board of Directors will be declassified and the term of all of our directors, including the three director nominees to be elected at the Annual Meeting, will expire at the 2012 annual meeting of shareholders.  In addition, beginning at the 2012 annual meeting, all seven directors will be elected annually, rather than triennially.

After reviewing all relevant relationships and considering NASDAQ’s requirements for independence, the Board of Directors has concluded that Messrs. Hammerschmidt, Conner, Clark and Ford are independent under applicable listing rules.  No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption.

While a majority of our Board members are independent, we are not required to have a majority of independent directors on our Board as would otherwise be required under NASDAQ listing rules because the Company qualifies as a “controlled company.”  Under applicable NASDAQ rules, if an individual or another entity owns more than 50% of the voting power for the election of directors of a listed company, that company is considered a “controlled company” and is exempt from certain corporate governance requirements, including the requirements to have a board of directors comprised of a majority of independent directors and independent director oversight of such board’s nominating and executive compensation functions.  Because Bear State owns more than 50% of the voting power for the election of directors, the Company qualifies as a “controlled company” and therefore relies on the “controlled company” exemption.

Each of the nominees currently serves as a director of the Company and was appointed to the Board on May 3, 2011.  Each of the nominees and Mr. Massey is a “Designated Investor Director” because they were designated by Bear State to serve on the Company’s Board of Directors and were appointed by the Company to the Board of Directors immediately following the First Closing pursuant to the terms of the Investment Agreement.  With the exception of the Investment Agreement regarding the nomination and election of the Designated Investor Directors, there are no other arrangements or understandings between the Company and any person pursuant to which such person has been elected a director.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the nominees for director listed below.  If the person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee recommended by the Board of Directors.  At this time, the Board knows of no reason why the nominees listed below may not be able to serve as a director if elected.  Ages are reflected as of May 4, 2011.

Nominees for Director for Three-Year Terms Expiring in 2014

Name	Age	Positions Held with the Company	Director of the Company Since

W. Dabbs Cavin	46	Director	2011

Scott T. Ford	48	Director	2011

K. Aaron Clark	29	Director	2011

Vote Required

Pursuant to the Company’s Bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.  The nominee for each directorship who receives the greatest number of votes cast at the Annual Meeting will be elected as a director.  Shareholders of the Company are not permitted to cumulate their votes for the election of directors.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the election of the above nominees for director for three year terms expiring in 2014.

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2012

Name	Age	Positions Held with the Company	Director of the Company Since

Richard N. Massey	55	Chairman of the Board	2011

John P. Hammerschmidt	89	Director, Former Chairman of the Board	1996 (1966 for the Bank)

Directors Whose Terms Expire in 2013

Name	Age	Positions Held with the Company	Director of the Company Since

Larry J. Brandt	62	Chief Executive Officer and Director	1996 (1979 for the Bank)

Frank Conner	61	Director	2003

While the terms of Messrs. Brandt and Conner are currently set to expire at the 2013 annual meeting, and if elected at the 2011 annual meeting of shareholders, the terms of Messrs. Cavin, Ford and Clark would expire at the 2014 annual meeting, if shareholders approve the Reincorporation Proposal (Item 2), the Board of Directors will be declassified and thereafter directors will be elected annually.  Accordingly, if the Reincorporation Proposal is approved, the terms of all directors will expire at the 2012 annual meeting, rather than, in the case of Messrs.  Brandt and Conner at the 2013 annual meeting, or in the case of Messrs. Cavin, Ford and Clark at the 2014 annual meeting.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Set forth below is biographical information with respect to each of the above listed individuals.

Richard N. Massey.  Mr. Massey is Chairman of the Board of Directors of the Company and the Chairman of the Bank Board.  He has been a partner of Westrock Capital Partners, LLC, a private investment partnership (“Westrock”), since January 2009, and is the managing member of Bear State, the Company’s controlling shareholder.  From 2006 to 2009, Mr. Massey was Executive Vice President, Chief Strategy Officer and General Counsel of Alltel Corporation, then the fifth largest provider of wireless services in the United States. Prior to joining Alltel, Mr. Massey acted as Managing Director of Stephens Inc., a private investment bank, for 6 years.  Mr. Massey is a licensed attorney in the state of Arkansas and has over 25 years of experience as a corporate and securities attorney.  Since 2006, Mr. Massey has been a director of Fidelity National Financial, Inc. (FNF), a title insurance, mortgage services, specialty insurance and information services company, and Fidelity National Information Systems, Inc. (FIS), a global provider of technology and services to the financial services industry.  He serves as a member of the Compensation Committee of FNF, and as Chairman of the Compensation Committee and a member of both the Executive and the Corporate Governance and Nominating Committees of FIS.

Mr. Massey has an extensive understanding of corporate law, finance and investment banking that he gained through years of experience as a financial and legal advisor to public and private companies.  In addition, Mr. Massey, through his affiliation with Bear State, has a substantial personal interest in the Company that aligns his interests with those of the Company’s shareholder base.  His professional experience combined with his personal stake in the success of the Company led the Board of Directors to determine that Mr. Massey is qualified to serve on the Company’s Board of Directors and as its Chairman.

Larry J. Brandt.  Mr. Brandt is Chief Executive Officer and a director of both the Company and the Bank, and was President of the Company until 2011.  He has served as Chief Executive Officer of the Bank since 2001.  Additionally, he served as Chairman of the Bank from 2006 until 2011 and Chief Operating Officer of the Bank from 1984 to 2002.

Mr. Brandt is the Chief Executive Officer of the Company and the Bank and former Chairman of the Bank.  He has served on the Company’s Board of Directors since the formation of the Company in 1996 and on the Board of the Bank since 1979 and was first employed by the Bank in 1973.  Mr. Brandt has served and currently serves on a number of boards of directors.  He has served as the past Chairman and board member of the Arkansas League of Savings Institutions, as a board member of the U.S. League of Savings Institutions, and as a board member of America’s Community Bankers and as a board member of Heartland Community Bankers Association.  He also currently serves on the board of Pentegra Retirement Services.  Mr. Brandt brings to the Board of Directors extensive banking experience and a deep understanding of assessing business risk, planning, budgeting and forecasting and extensive management experience.  Additionally, Mr. Brandt’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the Board of Directors to conclude that Mr. Brandt is qualified to serve on the Company’s Board of Directors.

W. Dabbs Cavin. Mr. Cavin is President of the Company and the Bank and Vice Chairman of the Bank Board.  Mr. Cavin has been active in commercial banking in a variety of executive positions for over 20 years.  In 1996, Mr. Cavin was a co-founder and organizer of Pinnacle Bancshares and Pinnacle Bank in Little Rock, Arkansas where he served as executive vice president and chief lending officer while also serving as a member of the bank and holding company’s board of directors.  After the 2002 sale of Pinnacle to BancorpSouth, Mr. Cavin became president of the Little Rock market for BancorpSouth until joining Summit Bank as executive vice president.  At Summit, Mr. Cavin was responsible for leading their entrance into the Little Rock market as well as working with executive management on corporate strategic initiatives, market expansion, marketing, and business development.  In 2006 and 2007, Mr. Cavin moved to Kigali, Rwanda where he launched a for-profit commercial bank with non-profit shareholders led by Opportunity International in an effort to further the economic development of that country.  While serving as the chief executive officer of this enterprise, Mr. Cavin also negotiated and completed the first ever bank merger in Rwanda.  From 2008 until 2011, Mr. Cavin was employed with Mountaire Corporation where he worked closely with its chairman on philanthropy and investment matters while also consulting with Summit Bank on strategic issues.  Mr. Cavin is also a former regulatory examiner with the Federal Home Loan Bank of Dallas which was the precursor to the Office of Thrift Supervision.

Mr. Cavin has over 20 years of community and commercial banking experience, much of which he acquired as an executive officer or director of various Arkansas-based financial institutions.  His understanding of the community banking needs of Arkansas make him an invaluable asset as both an officer and director of the Company and the Bank.  His long and successful career as a bank executive and his intimate knowledge of community banking in Arkansas led the Board of Directors to conclude that Mr. Cavin is qualified to serve on the Company’s Board of Directors.

John P. Hammerschmidt.  Mr. Hammerschmidt is the former Chairman of the Board of the Company and the former Senior Chairman for the Bank.  He currently serves as Chairman Emeritus of the Bank.  He is a former United States Congressman from Arkansas (1967-1993).  Mr. Hammerschmidt retired from the United States House of Representatives in 1993.

Mr. Hammerschmidt brings to the Board of Directors extensive management and business experience including over 40 years of service on the Bank’s board of directors; 15 years of service on the Company’s Board of Directors; 25 years of service as the President of Hammerschmidt Lumber Co., Inc.; over 16 years of service as a member of the boards of directors of Dillard’s, Inc., Southwestern Energy Co., and the Northwest Arkansas Council, where he served as chairman; 14 years of experience as a member of the board of directors of the Metropolitan Washington Airport Authority; and experience as a member of the board of directors of American Freightways.  Additionally, he previously served on the audit committee of the board of directors of Dillards, Inc., the audit and compensation committees of the board of directors of Southwestern Energy Co., and the audit and compensation committees of American Freightways.  He is the former Chairman and a current member of the Company’s compensation committee, a current member of the Company’s audit committee and a former member of the Company’s nominating and corporate governance committee.  Additionally, Mr. Hammerschmidt’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the Board of Directors to conclude that Mr. Hammerschmidt is qualified to serve on the Company’s Board of Directors.

Frank Conner. Mr. Conner served as Vice President, Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) from February 2001 through June 2010.  Mr. Conner previously served as a director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001.  Mr. Conner previously served thirteen years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer.  Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson.  Mr. Conner also serves on the board of directors of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) based in Tontitown, Arkansas.

Mr. Conner brings to the Board of Directors extensive management and business experience including over 26 years of service in senior financial management positions for both private and publicly-traded companies.  He has served on the Company’s and the Bank’s boards of directors since 2003.  He is the Chairman of the Company’s audit committee, qualifies as an audit committee financial expert (as defined by the rules of Securities and Exchange Commission  (“SEC”)) and is a member of the Company’s compensation and nominating and corporate governance committees.  He has extensive experience in performing audits of banking and non-banking publicly-traded companies and has served on the boards of directors of three publicly-traded companies including service on the audit and compensation committees of such companies.  Additionally, Mr. Conner’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the Board of Directors to conclude that Mr. Conner is qualified to serve on the Company’s Board of Directors.

Scott T. Ford. Mr. Ford has been a partner of Westrock since January 2009.  Prior to forming Westrock, Mr. Ford was Chief Executive Officer of Alltel Corporation, where he led the transformation of the company into a national wireless carrier and guided the company through its $27 billion leveraged buy-out in 2007 and its subsequent sale to Verizon Wireless in 2009.  Before becoming CEO, Mr. Ford served as President and Chief Operating Officer of Alltel from 1996 to 2001.  He is a former chairman of the Little Rock Branch of the Federal Reserve Bank of St. Louis, a former director and audit committee member of Tyson Foods, Inc., a Fortune 500 food production and processing company, and a former director and chairman of the executive committee of Alltel.

Mr. Ford’s corporate management experience makes him an invaluable addition to the Company’s Board.  His proven track record as CEO of a Fortune 200 company, in addition to his expansive experience as a director of public and private companies and charitable organizations, provides him the ability to understand and address the challenges and issues facing the Company.  In addition, Mr. Ford, through his affiliation with Bear State, has a substantial personal interest in the Company that aligns his interests with those of the Company’s shareholder base.  The Board of Directors believes that Mr. Ford’s extensive management experience, proven leadership capabilities and his personal stake in the success of the Company qualify him to serve on the Board.

K. Aaron Clark. Mr. Clark currently serves as vice president of The Stephens Group, LLC, a private, family-owned investment firm, which he joined in 2006.  In addition to helping analyze, coordinate and execute The Stephens Group’s investment transactions, Mr. Clark devotes a considerable amount of his time to supporting the firm’s partner companies’ efforts to grow the long-term value of their businesses.  Prior to joining The Stephens Group, Mr. Clark was a corporate financial analyst at Stephens, Inc., where he gained experience in detailed financial analysis, modeling and diligence.

Mr. Clark provides a unique perspective to the Board.  In addition to his investment banking experience, he brings to the Board a keen understanding and knowledge of partnering with the management teams of a wide-range of companies across various industries to assist them in growing the long-term value of their businesses and accomplishing their strategic goals.  His professional experience and strong community ties led the Board of Directors to conclude that Mr. Clark is qualified to serve as a director of the Company.

Shareholder Nominations

Under the Company’s current Articles of Incorporation (the “Texas Articles”), which will remain in effect if the Reincorporation Proposal (Item 2) is not approved by shareholders at the Annual Meeting, Article VII.D governs nominations for election to the board of directors and requires all such nominations, other than those made by the board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions in that section.  Shareholder nominations for election to the board of directors must be made pursuant to timely notice in writing to the Secretary of the Company.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Company no less than 90 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Company, or not later than February 19, 2012 in connection with the 2012 annual meeting of shareholders of the Company.  The Texas Articles also set forth specific requirements with respect to the contents of such shareholder’s notice.  The Company did not receive any such nominations with respect to the Annual Meeting.

If, however, the Reincorporation Proposal (Item 2) is approved, then the Arkansas Bylaws (as defined in the Reincorporation Proposal (Item 2), the form of which is attached as Appendix C) will govern shareholder nominations for election to the board of directors.  Shareholders will be permitted to nominate directors pursuant to the Company’s new advance notice provision, which is contained in Article II, Section 16 of the Arkansas Bylaws.  Article II, Section 16 provides that only business properly brought before an annual meeting of shareholders shall be conducted at such meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, such proposed business must constitute a proper matter for shareholder actions, which includes the nomination of directors, and the shareholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  Therefore, assuming the Reincorporation Proposal (Item 2) is approved, for a shareholder nomination to be timely for purposes of the 2012 annual meeting of shareholders, the notice of such nomination must be received by the Company’s corporate secretary on or before March 24, 2012, but in no event earlier than February 23, 2012.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend, absent a valid reason for not doing so.  All of the Board members who were Board members in 2010 attended the 2010 annual meeting.

Board Leadership Structure and Risk Oversight

Board of Directors Leadership Structure. Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer (CEO).  Our Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and our shareholders.  The Board currently believes that separating the positions of CEO and Chairman is the best structure for the Company because it improves the ability of the Board of Directors to exercise its oversight role by having a director who is not an officer or member of management to serve in the role of Chairman.  In addition, the Board believes the current structure provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company, while ensuring a significant role for the Board’s non-management directors in the leadership of the Company.  The Board believes that maintaining a healthy mix of qualified independent, non-management, and management directors on the Board is an integral part of effective corporate governance and effective management of the Company and the Bank.  The Board also believes that the current leadership structure strikes an appropriate balance between independent directors, management directors, and directors affiliated with Bear State, the Company’s controlling shareholder, which allows the Board to effectively represent the best interests of the Company’s entire shareholder base.

Board of Directors Risk Oversight. Management has the primary responsibility for identifying and managing the risks facing the Company and the Bank, subject to the oversight of the Board.  The Board’s role in the risk oversight process includes receiving regular reports from senior management and internal audit regarding material risk exposure of the Company, including operational, financial, legal and regulatory, strategic and reputational risks.  The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.  When a committee receives these reports, the Chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting.  This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Board’s administration of its risk oversight function has not specifically affected the Board’s leadership structure.  Instead, when establishing the Board’s current leadership structure, risk oversight was one factor among many considered by the Board.  The Board believes that the current leadership structure facilitates its role in the risk oversight process of the Company.  If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make such change as it deems appropriate in its sole discretion.

Risk Considerations in Our Compensation Program. In connection with the Company’s participation in the U.S. Department of Treasury’s (the “Treasury”) Troubled Asset Relief Program — Capital Purchase Program (“TARP CPP”) in March 2009, the compensation committee was required to review the incentive compensation arrangements of the Company’s senior executive officers, as contemplated by the TARP CPP and in addition to the other risk-oriented assessments required by the program, with the Company’s senior risk officers to ensure that their incentive compensation arrangements do not encourage them to take unnecessary and excessive risks that threaten the value of the Company.  Even though not expressly required, the compensation committee also reviewed the compensation arrangements of the Company’s other top executives.  The compensation committee concluded that it does not believe that the Company’s compensation policies and practices encourage excessive or inappropriate risk taking and instead encourage behaviors that support sustainable long-term value creation.  In reaching this conclusion, the compensation committee considered the various metrics and elements of the compensation program.  For instance, the compensation committee does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long-term company value.  Rather, the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term goals.

Pursuant to the Investment Agreement, on May 3, 2011, Bear State purchased from the Treasury for $6 million aggregate consideration, 16,500 shares of Series A Preferred Stock (“Series A Preferred Stock”) and a warrant to purchase 321,847 shares of common stock at an initial exercise price of $7.69 per share (“TARP Warrant”), both of which were previously issued to the Treasury in connection with the TARP CPP.  On May 3, 2011, in connection with the First Closing, Bear State surrendered the Series A Preferred Stock and TARP Warrant to the Company for a $6 million credit against the $46.3 million purchase price that Bear State paid to the Company in connection with its investment in the Company.  Accordingly, the Company is no longer a participant in the TARP CPP and is thus no longer required to review its incentive compensation arrangements pursuant to the requirements of the TARP CPP.  The compensation committee, however, in connection with its role in the risk oversight process, will continue to periodically review the incentive compensation arrangements of the Company’s senior executive officers with the Company’s senior risk officers to ensure that their incentive compensation arrangements do not encourage them to take unnecessary and excessive risks that threaten the value of the Company.

Committees and Meetings of the Board of the Company and the Bank

The Board of Directors of the Company meets on a monthly basis and may have additional special meetings. During the year ended December 31, 2010, the Board of Directors of the Company met twenty-five times. No director attended fewer than 75% of the total number of board meetings or committee meetings on which he served that were held during this period.

The Board of Directors of the Company has established an audit committee, a compensation committee, and a nominating and corporate governance committee.  During 2010, the members of each of these committees were Messrs. Hammerschmidt, Savells and Conner, all of whom are or were, as applicable, independent as determined by the Board of Directors of the Company and as defined in the NASDAQ Stock Market’s listing standards and the regulations of the SEC.

Audit Committee.  The audit committee engages the Company’s independent registered public accounting firm and reviews with management, the internal auditor and the independent registered public accounting firm the Company’s systems of internal control.  In addition, the committee reviews with the independent registered public accounting firm and management the annual audited financial statements (including the Form 10-K) and the quarterly reports on Form 10-Q and monitors the Company’s adherence to generally accepted accounting principles.  The audit committee currently consists of Messrs. Conner (Chairman), Hammerschmidt and Clark, all of whom are independent as determined by the Board of Directors of the Company and as defined in the NASDAQ Stock Market’s listing standards and the regulations of the SEC.

Based upon its charter, the audit committee meets a minimum of four times each year.  In 2010 the audit committee met in regular session nineteen times.  The boards of directors of the Company and the Bank initially adopted an Audit Committee Charter on January 28, 2003, which was amended in January 2007.  The full text of the audit committee charter is available in the Corporate Governance section of our website at www.ffbh.com.  The audit committee reviews and reassesses this charter annually.

The Board of Directors of the Company has determined that Mr. Conner, the Chairman of the audit committee, meets the requirements adopted by the SEC for qualification as an audit committee financial expert.  An audit committee financial expert is defined as a person who has the following attributes:  (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the audit committee and the Board of Directors in the absence of such identification.  Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the audit committee or the Board of Directors.  Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

Compensation Committee.  The compensation committee administers the Company’s director and executive compensation programs.  Its primary functions are to oversee the Company’s compensation and benefit plans and policies and to administer its stock benefit plans (including reviewing and approving equity grants to executive officers).  As stated above, the Company qualifies as a “controlled company” under applicable NASDAQ listing rules due to the ownership by Bear State of more than 50% of the voting power for the Company’s election of directors.  Accordingly, we rely on the “controlled company” exemption from NASDAQ rules that generally require independent director oversight of executive compensation.

The compensation committee’s membership is determined by the Board of Directors.  During 2010, the compensation committee consisted of Messrs. Hammerschmidt (Chairman), Savells and Conner.  There were four meetings of the full compensation committee in 2010.

The compensation committee’s charter is available in the Corporate Governance section of our website at www.ffbh.com.  The compensation committee and the Board periodically review and revise the Charter, as appropriate.

The compensation committee has historically exercised exclusive authority over the compensation paid to the Company’s Chief Executive Officer and has reviewed and approved salary increases and bonuses for the Company’s other executive officers as prepared and submitted to the compensation committee by the Chief Executive Officer.  As a matter of philosophy, the Company and the compensation committee are committed to creating a compensation structure for executives that is simple and readily comprehensible to investors. The types of compensation we offer our executives remain within the traditional categories: salary, short and long-term incentive compensation (cash bonus and stock-based awards), standard executive benefits, and retirement and severance benefits.

The compensation committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to significantly enhance the compensation committee’s ability to effectively carry out its responsibilities as well as enhance the link between executive pay and performance. Examples of actions that the compensation committee has the authority to take and has taken in the past include:

•      Hiring an independent compensation consultant to advise on executive compensation issues as needed;

•      Regularly holding executive sessions (without the Company management present); and

•      Aligning compensation structures based on targeting median competitive pay of peer groups.

Although the compensation committee does not delegate any of its authority for determining executive compensation, the compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the compensation committee on an as-needed basis.

Nominating and Corporate Governance Committee.  The Company established a nominating and corporate governance committee in February 2004 to evaluate and make recommendations to the Board of Directors for the election of directors. As stated above, the Company qualifies as a “controlled company” under applicable NASDAQ listing rules due to the ownership by Bear State of more than 50% of the voting power for the Company’s election of directors.  Accordingly, we rely on the “controlled company” exemption from NASDAQ rules that generally require independent director oversight of director nominations.

During 2010, the nominating and corporate governance committee consisted of Messrs. Savells (Chairman), Hammerschmidt and Conner.  The nominating and corporate governance committee operates pursuant to a written charter, which can be viewed in the Corporate Governance section of our website at www.ffbh.com.  The nominating and corporate governance committee met two times in 2010 in connection with the nomination of directors for the 2010 annual meeting and corporate governance matters.

The nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well as by management and shareholders.  The nominating and corporate governance committee also may solicit prospective nominees identified by it.  A shareholder who desires to recommend a prospective nominee for the board should notify the Company’s Secretary or any member of the nominating and corporate governance committee in writing with supporting material the shareholder considers appropriate.  The nominating and corporate governance committee also considers whether to nominate any person nominated pursuant to the provision of the Company’s governing documents relating to shareholder nominations, which is described in the section above titled “Shareholder Nominations.”  The nominating and corporate governance committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

The charter of the nominating and corporate governance committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  Though neither the Board of Directors nor the nominating and corporate governance committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board, believes diversity should be considered in the director identification and nominating process, and seeks director nominees that have a diverse range of views, backgrounds and leadership and business experience.  The committee also considers the extent to which the candidate would fill a present need on the Board of Directors.

Once the nominating and corporate governance committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on the information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

Executive Officers of the Company

Set forth below is biographical information with respect to each current executive officer of the Company and the Bank who does not serve as a director of either the Company or the Bank.  In addition to the executive officers listed below, Messrs. Brandt and Cavin, who also serve as directors of the Company, are executive officers of the Company and the Bank.  Biographical information regarding Messrs. Brandt and Cavin is available above in  “Item 1 — Election of Directors.”  All executive officers of the Company and the Bank are elected annually by the Board of Directors and serve at the discretion of the Board.  There are no arrangements or understandings between any person on the one hand and the Company or the Bank on the other hand pursuant to which such person has been selected as an executive officer of either the Company or the Bank.  Ages are reflected as of May 4, 2011.

Tommy W. Richardson, age 54.  Mr. Richardson is the Executive Vice President, Chief Administrative Officer and Corporate Secretary for the Company and the Bank.  He previously served in various roles for both the Company and the Bank.  He became Chief Administrative Officer of the Company and the Bank in 2011, President of the Bank in 2006, Chief Operating Officer and Corporate Secretary of the Company and the Bank in 2002, Executive Vice President for the Company and the Bank in 2001, and Chief Financial Officer for the Bank in 1993. Mr. Richardson initially was employed by the Bank in 1984.

Sherri R. Billings, age 54.  Mrs. Billings is an Executive Vice President and the Chief Financial Officer of the Company and the Bank.  She became Executive Vice President and Chief Financial Officer of the Company and the Bank in 2002, Senior Vice President for the Bank in 1993, and Treasurer for the Bank in 1986.  Mrs. Billings initially was employed by the Bank in 1979.

J. Russell Guerra, age 50.  Mr. Guerra is an Executive Vice President and the Chief Lending Officer of the Company and the Bank. He joined the Company and the Bank in 2011.  From August 2009 until he joined the Company and the Bank, Mr. Guerra was  affiliated with Diamond State Ventures, a private equity and venture capital firm, where he was responsible for the screening, due diligence, valuation, structuring and negotiation of Diamond State Ventures’ investments in portfolio companies.  From August 2007 to August 2009, Mr. Guerra served as senior vice president and commercial loan manager for Metropolitan National Bank, where his responsibilities included commercial/industrial business development, risk management and regulatory compliance.  From January 1988 through July 2007, Mr. Guerra served as a senior vice president for Bank of America (and several of its predecessor banks), where his responsibilities included oversight of various bank products and functions such as credit, treasury, interest rate derivatives, private banking, financial analysis and risk assessment.

Christopher M. Wewers, age 40.  Mr. Wewers is an Executive Vice President and the Chief Operating Officer of the Company and the Bank.  Prior to joining the Company and the Bank in 2011, Mr. Wewers served as executive vice president and chief financial officer of Summit Bank, a community-oriented financial institution that serves central and south Arkansas, where he served in such position since 2001.  During his tenure at Summit, Mr. Wewers was directly responsible for investments, asset-liability management, tax, financial reporting, regulatory reporting, accounting and finance.  Mr. Wewers also had extensive involvement in loan operations, deposit operations, information technology, audit and shareholder relations.  Mr. Wewers is a certified public accountant licensed to practice in the state of Arkansas.

Code of Ethics for Executive Officers and Financial Professionals

The Board of Directors has adopted a code of ethics for the Company’s and the Bank’s executive officers, including the chief executive officer, the chief operating officer and the chief financial officer, and financial professionals.  These officers are expected to adhere at all times to this code of ethics. Failure to comply with this code of ethics is a serious offense and will result in appropriate disciplinary action.  We have posted this code of ethics in the Corporate Governance section of our website at www.ffbh.com.

We will disclose on our website at www.ffbh.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the nature of any amendment to this code of ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethics that has been made known to any of the executive officers noted above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company currently knows of no person, other than Bear State, who owns 10% or more of the Company’s common stock.   During 2010, the Company knew of no person, other than the Company’s Employees’ Savings & Profit Sharing Plan & Trust, who owned 10% or more of the Company’s common stock.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, the year ended December 31, 2010, the Company’s officers, directors and sole 10% beneficial owner satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth, as of the record date for the Annual Meeting, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of the Company, (iii) certain executive officers of the Company named in the Summary Compensation Table below, and (iv) all directors and certain executive officers of the Company and the Bank as a group.

	Common Stock Beneficially Owned as of May 13, 2011
Name of Beneficial Owner	Number		%

Bear State Financial Holdings, LLC 900 S. Shackleford, Suite 200 Little Rock, Arkansas 72211	17,115,262	(1)	94.6	%(2)

Directors:
Richard N. Massey	17,115,262	(1)(3)	94.6	%(2)
Larry J. Brandt	91,360	(4)	*
W. Dabbs Cavin	0		—
John P. Hammerschmidt	10,368	(5)	*
Frank Conner	1,800	(6)	*
K. Aaron Clark	0		—
Scott T. Ford	0		—

Certain other executive officers:
Tommy W. Richardson	17,374	(7)	*
Sherri R. Billings	16,069	(8)	*

All directors and executive officers of the Company and the Bank as a group (11 persons)	17,252,233	(3)	95.4	%(2)

*   Represents less than 1% of the outstanding common stock.

(1)       Includes (i) 15,425,262 shares of common stock and (ii) a warrant to purchase 1,690,000 shares of common stock.

(2)      Based upon 16,394,532 shares of common stock of the Company issued and outstanding as of May 13, 2011 plus 1,690,000 shares of common stock issuable upon exercise of a warrant to Bear State within 60 days hereof.

(3)      Amount includes shares of common stock owned by Bear State. Mr. Massey is the managing member of Bear State with exclusive voting and dispositive power over such shares.

(4)       Includes 14,736 shares held jointly with Mr. Brandt’s spouse, 6,520 shares held jointly with Mr. Brandt’s children, 34,617 shares held individually by Mr. Brandt’s spouse, 5,236 shares held in a limited liability company of which Mr. Brandt’s spouse has a 21.98% ownership interest, and 8,076 shares held in Mr. Brandt’s account in the 401(k) Plan.

(5)       Includes 1,000 shares held by a company owned by Mr. Hammerschmidt.

(6)       Includes 760 shares held jointly with Mr. Conner’s spouse, 240 shares held jointly with Mr. Conner’s child, and 400 shares held jointly by Mr. Conner and his spouse as co-trustees for a trust for their benefit.

(7)       Includes 9,489 shares held jointly by Mr. Richardson and his spouse as co-trustees for a trust for their benefit and 7,507 shares held in Mr. Richardson’s account in the 401(k) Plan.

(8)       Includes 3,745 shares held jointly with Mrs. Billings’ spouse, 3,680 shares held individually by Mrs. Billings’ spouse, 400 shares held by Mrs. Billings as custodian for her children and 8,243 shares held in Mrs. Billings’ account in the 401 (k) Plan.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Bank’s Lending Policy requires that all loans made by the Bank to its directors and officers and their immediate families and related business interests be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In addition, such loans may not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to the Bank’s Lending Policy, loans made to directors and officers and their immediate families and related business interests are approved in the same manner as are loans for all employees, which include an initial approval of Chief Executive Officer, Chief Operating Officer, Chief Lending Officer, Western Division Manager, or the Eastern Division Manager prior to being approved by the loan committee. All such loans have been made by the Bank in accordance with the aforementioned policy.

Except as described above concerning loans made to insiders, once we become aware of a proposed transaction with a related party, it is referred to our Chief Executive Officer or Chief Financial Officer for consideration to determine whether the related party transaction should be allowed. Our Chief Executive Officer or Chief Financial Officer then refers the matter to the audit committee.  The Board of Directors does not have a separate written policy regarding the review and approval of related party transactions, but pursuant to the Audit Committee Charter, which is available in the Corporate Governance section of our website at www.ffbh.com, the proposed transaction will be permitted only if the audit committee determines that it is fair to the Company and approves it or ratifies it after the fact. In 2010, no reportable related party transactions occurred.  For a description of Bear State’s investment in the Company, see the above section titled “About the Annual Meeting of Shareholders — Who is Bear State?”

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions referred to above in this report, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Members of the Audit Committee

Frank Conner, Chairman
John P. Hammerschmidt, Director

ITEM 2 — REINCORPORATION OF THE COMPANY FROM TEXAS TO ARKANSAS

Introduction

On May 3, 2011, the Company’s Board of Directors unanimously approved and recommends that shareholders approve the reincorporation of the Company from Texas to Arkansas (the “Reincorporation”).  The Company intends to effect the Reincorporation by converting into an Arkansas corporation in compliance with the Arkansas Business Corporation Act (“ABCA”) and the Texas Business Organizations Code (“TBOC”) pursuant to the plan of conversion, a copy of which is attached as Appendix A to this Proxy Statement, (the “Plan of Conversion”) to be approved by the shareholders.

The Company, prior to giving effect to the conversion, is herein referred to as “FFBOA Texas.”  The Company, after giving effect to the conversion, is herein referred to as “FFBOA Arkansas.”  All references to the Reincorporation are qualified by and subject to the more complete information set forth in the Plan of Conversion.

The Plan of Conversion

The Company intends to effect the Reincorporation pursuant to the Plan of Conversion. The Plan of Conversion provides that the Company will convert into an Arkansas corporation, with all of the assets, rights, privileges and powers of the Company, and all property owned by the Company, all debts due to the Company, as well as all other causes of action belonging to the Company, remaining vested in FFBOA Arkansas.  The Company would remain as the same entity following the conversion with the same federal tax identification number, and the subsidiaries of the Company would be the subsidiaries of FFBOA Arkansas.

At the Effective Time (defined below) of the Reincorporation, the Company will be governed by the Arkansas Articles, the bylaws of FFBOA Arkansas (the “Arkansas Bylaws”) and the ABCA.  Because of differences between the TBOC and the ABCA, as well as differences between the Company’s charter (i.e., the Arkansas Articles compared to the Texas Articles) and bylaws before and after the Reincorporation, the Reincorporation will effect some changes in the rights of the Company’s shareholders, which changes are described below.

The individuals serving as directors of the Company immediately prior to the Reincorporation would be the directors of FFBOA Arkansas, and will continue to serve as directors of FFBOA Arkansas following the Reincorporation.  If the Reincorporation Proposal is approved, the Board of Directors will be declassified, and the terms of all of our directors will expire at the 2012 annual meeting of shareholders.  Additionally, the individuals serving as executive officers of the Company immediately prior to the Reincorporation will continue to serve as executive officers of FFBOA Arkansas, without a change in title or responsibilities.

In the event the Reincorporation is approved, at the Effective Time (as defined below), each outstanding share of the

Company’s common stock will automatically be converted into one share of common stock of the resulting Arkansas corporation.  In addition, each outstanding option to purchase shares of the Company’s common stock will be converted into an option to purchase the same number of shares of common stock of the resulting Arkansas corporation with no other changes in the terms and conditions of such options.  The Company’s other employee benefit arrangements including, but not limited to, equity incentive plans with respect to issued unvested restricted stock, will, by operation of law, be assumed by the resulting Arkansas corporation upon the terms and subject to the conditions specified in such plans.

Certificates currently issued for shares in the Company will automatically represent shares in the resulting Arkansas corporation upon completion of the Reincorporation, and shareholders will not be required to exchange stock certificates as a result of the Reincorporation.

The Reincorporation will not result in a change in the name of the Company.  Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of the Company’s current employees, including management. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation will be the same as those of the Company immediately prior to the consummation of the Reincorporation.  The Reincorporation will not result in a change in the trading status of the Company’s common stock, which will continue to trade on the NASDAQ Global Market under the symbol “FFBH.”  In addition, the Reincorporation will not affect any of the Company’s material contracts with any third parties and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company as an Arkansas corporation.

If the Reincorporation is approved, the Reincorporation will become effective upon the filing of, and at the date and time specified in (if applicable), the certificate of conversion filed with the Secretary of State of Texas and the application for transfer of jurisdiction filed with the Secretary of State of Arkansas, in each case upon acceptance thereof by the Texas Secretary of State and the Arkansas Secretary of State (the “Effective Time”).  If the Reincorporation is approved, it is anticipated that the Board will cause the Reincorporation to be effected as promptly as reasonably possible following such approval.

Principal Reasons for the Reincorporation

The Company’s headquarters, operations, management and employees, and all of the branches of its bank subsidiary, are located in Arkansas.  Management and its advisors have greater experience in operating Arkansas corporations and believe that this familiarity with the Arkansas corporation laws will be advantageous in the operations and management of the Company.  In addition, because the Company’s executive offices are in Arkansas, the Company’s status as a Texas corporation requires the Company to comply with reporting and tax obligations in both Texas and Arkansas.  Neither the Company, nor its bank subsidiary, conducts any operations in Texas and does not anticipate doing so in the future.  The Company will not be required to qualify to do business in Texas if it reincorporates in Arkansas.

Additionally, the move to the state in which the Company’s principal place of business is situated may reduce legal costs incurred by the Company.  For example, a corporation’s state of incorporation is likely to be a litigation forum from time to time, and litigation at a distance from the Company’s principal offices can result in significant inconveniences and added expenses to the Company.

The ABCA, like the TBOC, permits a corporation to include provisions in its articles of incorporation that reduce or limit the personal liability of directors for breaches of fiduciary duty in certain circumstances and provide for indemnification of directors and officers in certain circumstances.  While the ABCA and TBOC are similar in scope in this regard, management and its advisors have greater experience with the ABCA and believe that relevant Arkansas case law interprets issues relating to director and officer liability more consistently, thereby creating a defined framework within which the Company’s directors and officers can confidently perform their duties. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties.  The amount of time and money required to respond to such claims and to defend such litigation can be substantial.  It is the Company’s desire to limit these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved.

Comparison of the Articles and Bylaws of FFBOA Texas and FFBOA Arkansas

There are significant similarities between the Arkansas Articles and the Texas Articles.  There are, however, also certain significant differences.  The following discussion is a summary of the material differences between the Texas Articles and bylaws of FFBOA Texas (the “Texas Bylaws”) and the Arkansas Articles and Arkansas Bylaws.  All statements herein are qualified in their entirety by reference to the respective corporation laws of Texas and Arkansas and the full text of the Texas Articles and Texas Bylaws and the Arkansas Articles and Arkansas Bylaws.  Approval by shareholders of the Reincorporation will automatically result in the adoption of all the provisions set forth in the Arkansas Articles and the Arkansas Bylaws.  A copy of the Arkansas Articles is attached as Appendix B to this Proxy Statement and a copy of the Arkansas Bylaws is attached as Appendix C to this Proxy Statement.  The Texas Articles and Texas Bylaws are on file with the SEC and are available from the Company upon request.

Size of the Board of Directors

The Texas Articles state that the number of directors shall be determined by resolution of the Board of Directors as stated in the Texas Bylaws, provided that the number of directors shall not be less than 5 nor greater than 21.  The Texas Bylaws provide that the number of directors shall initially be 5, but may be increased or decreased by the Board in accordance with the terms of the Bylaws.  On April 29, 2011, the Board of Directors increased the size of the board to 7 directors.

The Arkansas Bylaws provide that the number of directors shall be not less than 3 nor greater than 15, and the exact number shall be fixed from time to time by the affirmative vote of a majority of the Board of Directors.  The Arkansas Bylaws permit the Board of Directors, from time to time, to adjust the number of directors, provided such number is within the above-range and further provided that no directors may be removed from office by the reduction in the number of authorized directors.  The ABCA states that changes in the number of directors by more than thirty percent (30%) above or below the number of directors last approved by shareholders or changes in the range for the size of the board of directors can only be adopted with the approval of shareholders.

Term of Directors

The Texas Articles provide for a staggered board of directors with three classes of directors.  Under the Texas Articles, directors are elected for three year terms.  The Arkansas Bylaws do not provide for a staggered board, but instead provide that each director will serve for a term of one year.

Voting Standard for the Election of Directors

The Texas Articles provide that directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.  The Arkansas Bylaws provide that in uncontested elections of directors, directors shall be elected by a majority of the votes cast at an annual meeting of shareholders at which a quorum is present.  If, however, the number of nominees exceeds the number of open board seats, then directors shall be elected by a plurality of the shares present and entitled to vote at an annual meeting of shareholders at which a quorum is present.  If a nominee fails to receive a majority of the votes cast in an uncontested election, such nominee must tender his resignation to the Board within 90 days of the date on which election results were certified, and the Board will then decide whether to accept such resignation.

Exculpation of Directors

The Texas Articles provide that directors of FFBOA Texas shall be exculpated from personal liability to the full extent permitted by Texas law.  The Arkansas Articles similarly provide that directors of FFBOA Arkansas shall be exculpated from personal liability to the full extent permitted by Arkansas law.  See “Significant Differences Between the Corporation Laws of Texas and Arkansas — Limitation of Liability” below for a comparison of Texas and Arkansas law on this subject.

Indemnification

Both the Texas Articles and the Arkansas Bylaws provide that FFBOA Texas and FFBOA Arkansas, respectively, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the respective corporation, or is or was serving or has agreed to serve at the request of the respective corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by any, or by reason of any action alleged to have been taken or omitted in such capacity, against liability and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding to the full extent authorized by law.

Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in the provisions described above in defending a civil or criminal action, suit or proceeding may be paid by the respective corporation in advance of the final disposition of such action, suit or proceeding, provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of such action, suit or proceeding, shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by FFBOA Texas or FFBOA Arkansas, as applicable, under relevant law.  In addition, both the Texas Articles and Arkansas Bylaws authorize the Company to purchase and maintain insurance for the benefit of the persons indemnified as described above.

Amendment of Bylaws

The Texas Bylaws provide that they may be altered, amended or repealed only in the manner set forth in the Texas Articles.  The Texas Articles are silent as to the method or manner of amending the Texas Bylaws.  The Arkansas Bylaws provide that the Board or the shareholders may amend the Arkansas Bylaws, provided, however, the Board may not amend or repeal a particular bylaw provision if the shareholders previously voted to amend or repeal that bylaw provision and the shareholder amendment or repeal expressly provided that such provision may not be further amended or repealed by the Board.  See “Significant Differences Between the Corporation Laws of Texas and Arkansas — Amendment of Bylaws” below.

Shareholder Approval of Certain Business Combinations

The Texas Articles require the approval of (i) 80% of the outstanding shares and (ii) a majority of the shares that are not owned by the related party or its affiliates before the Company can consummate certain business combinations with certain related parties.  This provision in the Texas Articles is more expansive than the statutory protection offered in Texas described in “Significant Differences Between the Corporation Laws of Texas and Arkansas - Shareholder Approval of Certain Business Combinations” below.

Arkansas law does not contain special procedures for business combinations with related parties.  Accordingly, the Arkansas Articles and Arkansas Bylaws do not contain a provision regarding business combinations with related parties.

Removal of Directors

The Texas Articles provide that a director may be removed only for cause by an affirmative vote of not less than a majority of the votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for that purpose.  Cause will be found to exist only if a director (i) has been declared to be of unsound mind by an order of a court of competent jurisdiction, (ii) is convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or (iii) is deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director’s duties to the Company.

In accordance with Arkansas law, the Arkansas Bylaws provide that a director may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding capital stock entitled to vote generally in the election of directors.  See “Significant Differences Between the Corporation Laws of Texas and Arkansas — Removal of Directors” below.

Board Vacancies

The Texas Articles provide that any vacancy occurring in the Board of Directors shall be filled by a majority vote of the entire Board (as if there were no vacancies) and a majority vote of the continuing directors, even if less than a quorum.  If a vacancy exists by reason of an increase in the number of directors, the term of the director filling such vacancy shall expire at the next annual meeting of shareholders at which directors are to be elected.  For all other vacancies, the director shall serve for the entire unexpired term of his predecessor in office and until such director’s successor shall have been elected and qualified.

The Arkansas Bylaws provide that any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present.  Any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy shall serve until the next shareholders’ meeting at which directors are elected.

Shareholder Action by Written Consent

The Texas Articles and Texas Bylaws are silent regarding the ability of shareholders to act by written consent.   However, notwithstanding such silence, Texas law permits shareholders to act by written consent if the consent is (i) signed by the holders of such number of shares as would be  required to approve the proposal if the holders of all the shares entitled to vote on such matter were present at a meeting of shareholders and (ii) presented to the corporation.  Under the Arkansas Bylaws, shareholders will be permitted to act by written consent in lieu of a meeting to the full extent permitted by Arkansas law.  See “Significant Differences Between the Corporation Laws of Texas and Arkansas — Shareholder Action by Written Consent” below.

Advanced Notice of Shareholder Proposals

The Texas Articles provide that a shareholder may present a proposal at the annual meeting of shareholders only if it provides advance notice of its proposal to the secretary of the Company.  If the shareholder proponent intends to have its proposal included in the Company’s proxy materials, such notice must satisfy the requirements of SEC Rule 14a-8.  If the shareholder proponent does not intend to have its proposal included in the Company’s proxy materials, it must provide its notice not less than 90 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of shareholders.  Such notice must include (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Company’s stock that are beneficially owned by such shareholder on the date of the notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of the notice, and (iv) any financial interest of the shareholder in such proposal.

The Arkansas Bylaws provide a shareholder may present a proposal at the annual meeting of shareholders only if it provides advance notice of its proposal to the secretary of the Company.  To be timely, the notice must be submitted not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made, whichever occurs first.  Such notice must include (i) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, (ii) the reason for conducting such business and any material interest of the shareholder, including any anticipated benefit to the shareholder, (iii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iv) the class and number of shares of the Company which are beneficially owned by the shareholder, (v) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.  The Arkansas Bylaws do not affect the rights of shareholders to request inclusion of a proposal in the Company’s proxy statement pursuant to SEC Rule 14a-8.

Significant Differences Between the Corporation Laws of Texas and Arkansas

The following is a summary of major substantive differences between the corporation laws of Texas and Arkansas.  It is not an exhaustive description of all differences between the two states’ laws.

Arkansas Constitutional Provisions Requiring Shareholder Approval of Certain Actions

Article 12, Section 8 of the Arkansas Constitution provides that the stock and bonded indebtedness of a corporation shall not be increased without the consent of the persons holding the larger amount in value of stock, which consent must be obtained at a meeting where notice of such meeting has been provided not less than 60 days in advance of such meeting.  The Texas Constitution does not have an analogous provision.

Shareholder Approval of Certain Business Combinations

Arkansas.  Arkansas law does not impose any restrictions or prohibitions on “business combinations” with shareholders.

Texas.  Texas law generally prohibits significant business transactions, including mergers, with a holder of 20% or more of a public corporation’s stock for a period of three years after such holder exceeds such ownership level, unless (i) the Board approves either the transaction in question or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder’s share acquisition date or (ii) the transaction is approved by the holders of at least two-thirds of the corporation’s shares entitled to vote thereon, excluding the shares held by the shareholder in question, at a meeting of shareholders not less than six months after the affiliated shareholder’s share acquisition date.

Removal of Directors

Arkansas.  Under Arkansas law, any director may be removed, with or without cause, if the votes cast in favor of removal exceed the votes cast against removal; provided, however, if cumulative voting is authorized, a director may not be removed if the number of votes cast against removal would be sufficient to elect him or her.  As FFBOA Arkansas does not provide for cumulative voting, shareholders can remove directors with or without cause.

Texas.  Under Texas law, except as otherwise provided by the charter or bylaws, at any meeting of shareholders, called expressly for that purpose, the holders of a majority of the shares then entitled to vote may vote to remove any director or the entire board of directors, with or without cause.  The Texas Bylaws provide that directors may be removed only for cause.

Limitation of Liability

Texas law and Arkansas law both permit a corporation to adopt a charter provision eliminating or limiting, with exceptions, the personal liability of a director to the corporation or its shareholders for breach of the director’s duty.

Arkansas.  Arkansas law permits an Arkansas corporation to include in its charter, a provision eliminating or limiting the personal liability of the corporation’s directors to the corporation or its shareholders for breaches of their duties as directors, provided, however, the charter may not limit or eliminate liability for (i) a breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorizing an unlawful distribution, (iv) any transaction from which the director derived an improper personal benefit, or (v) or any action, omission, transaction, or breach of a director’s duty creating any third-party liability to any person or entity other than the corporation or shareholder.  The Arkansas Articles contain a provision that limits director liability to the full extent permitted under Arkansas law.

Texas.  Under Texas law, a Texas corporation’s charter may provide that a director is not liable, or is liable only to the extent provided in the charter, to the corporation or its shareholders for monetary damages for an act or omission by the person in such person’s capacity as a director, except to the extent the person is found liable under applicable law for (i) a breach of that person’s duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of the duty of that person to the corporation or involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the person received improper benefit, or (iv) an act or omission for which the liability of the governing person is expressly provided by applicable statute.  The Texas Articles provide for limitation of liability for directors to the full extent permitted under Texas law.

Indemnification

Arkansas.  Arkansas law permits an Arkansas corporation to indemnify any director, officer, employee, or agent of the corporation for expenses (including attorneys’ fees), judgments, fines, and settlement amounts to the extent that, as determined by a majority vote of a disinterested quorum of directors, by independent legal counsel in a written opinion if a disinterested quorum of directors so directs or such quorum is not obtainable, or by the shareholders, the individual acted in good faith and in a manner he or she believed to be in (or not opposed to) the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful.  Arkansas law does not permit indemnification if the person is held liable to the corporation, including in a derivative action, except to the extent that the court concludes that in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper.

Arkansas law requires indemnification of reasonable defense expenses incurred by a director, officer, employee or agent, in any such proceeding, to the extent the director, officer, employee or agent was successful in the defense of the proceeding.  Expenses incurred by an officer or director in defending an action may be advanced before the conclusion of a proceeding, under Arkansas law, if the individual undertakes to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification.  In addition, Arkansas law authorizes a corporation to purchase insurance for the benefit of its officers, directors, employees, and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.  The Arkansas Bylaws authorize indemnification of officers, directors, employees and agents to the full extent authorized or permitted by applicable law.

Texas.  The TBOC permits a corporation to indemnify any director or officer who is a party to a legal proceeding because he is a director of the corporation against claims and expenses actually incurred by him in connection with the proceeding; provided, however, that the director conducted himself in good faith; reasonably believed that his conduct was in the best interests of the corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  The TBOC also provides that a corporation is required to indemnify any director or officer of the corporation who is a party to a legal proceeding by reason of his services to the corporation if the director or officer is successful on the merits or otherwise in the defense of such proceeding.  In addition, under the TBOC, a corporation may purchase and maintain, on behalf of its directors and officers, insurance with respect to any liability asserted against or incurred by such persons, whether or not the corporation would have the power under applicable law to indemnify such persons.  The TBOC permits a corporation to indemnify a director for reasonable expenses actually incurred by the director in connection with the proceeding if the director has not been found liable to the corporation or to have received an improper personal benefit.  Additionally, the TBOC permits a corporation to pay reasonable expenses of a director in advance of the final disposition of a proceeding for which indemnification may be provided if certain conditions are met. The TBOC allows a corporation to indemnify and advance expenses to its officers, employees and other agents to the same extent that it allows a corporation to indemnify and advance expenses to directors. The Texas Articles authorize indemnification of officers, directors, employees and agents to the full extent authorized or permitted by applicable law.

Inspection of Shareholder List and Books and Records

Arkansas.  Arkansas law provides a shareholder and his, her or its agent or attorney with a right to inspect (beginning two business days after notice of a meeting is given) and copy the corporation’s shareholder list.  Arkansas law also permits any shareholder, on at least five business days advance written demand to the corporation, to inspect (i) the articles of incorporation and bylaws of the corporation and all amendments thereto that are in effect, (ii) board resolutions of the corporation relating to the creation or fixing the right, preferences and limitations of any class of shares that are still outstanding, (iii) minutes of shareholder meetings, records of actions taken by shareholders without a meeting and all written communications to shareholders, including financial statements furnished to shareholders, for the past three years, (iv) the names and business addresses of the current directors and officers and (v) the most recent annual franchise tax report delivered to the Arkansas Secretary of State.  In addition, a shareholder satisfying specified conditions is entitled to inspect (a) excerpts of minutes of any meeting of the board of directors and records of any actions of any committee of the board of directors and of actions taken by the board of directors without a meeting, (b) accounting records, (c) the record of shareholders, and (d) the shareholder list as described above, in each case if the demand is made in good faith and for a proper purpose, describes the purpose of the inspection and the desired records with reasonable particularity, and the desired records are directly connected to the purpose of such inspection.

Texas.  Texas law provides that a person who has been a shareholder for six months immediately preceding his demand, or is the holder of at least 5% of all the outstanding shares of the corporation, may inspect a corporation’s books and records for proper purposes.  Additionally, shareholders of a Texas corporation are entitled to inspect the corporation’s shareholder list for at least the ten days prior to an annual or special meeting of shareholders.

Dividends and Distributions

Arkansas.  Under Arkansas law, a corporation may not make any distribution to its shareholders if, after giving effect to the distribution (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Texas.  Under Texas law, a corporation may make a distribution, subject to restrictions in its charter, if it does not render the corporation unable to pay its debts as they become due in the course of its business, and if it does not exceed the corporation’s surplus.  Surplus is defined under Texas law as the excess of net assets (essentially, the amount by which total assets exceed total debts) over stated capital (essentially, the aggregate par value of the issued shares having a par value plus consideration paid for shares without par value that have been issued), as such stated capital may be adjusted by the board of directors.  This limitation does not apply to distributions involving a purchase or redemption of shares to eliminate fractional shares, collect indebtedness, pay dissenting shareholders or redeem shares if net assets equal or exceed the proposed distribution.

Amendment of Articles of Incorporation

Arkansas.  Under the ABCA, the board of directors may amend the articles of the corporation to extend its duration, change the name of the corporation to include the words required under the ABCA, declare a forward stock split in a class of shares if there is only one class outstanding, and for certain other ministerial actions.  Any other amendments to the articles require the board to recommend the amendment to the shareholders unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis of this determination, and unless a greater vote is required by the articles, be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters’ rights.  See “Significant Differences Between the Corporation Laws of Texas and

Arkansas — Appraisal Rights” below.

Holders of outstanding shares of any class are entitled to vote as a separate voting group on a proposed amendment if the amendment would have certain enumerated effects on that class.

Texas.  In accordance with Texas law, charter amendments generally require board of director approval and the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote and, in some circumstances, a similar vote of each affected class of shares.  A company’s charter, however, may provide that the charter may be amended by the affirmative vote of the holders of a specified portion, but not less than a majority of the shares (or of any class or series) entitled to vote on the matter, rather than the two-thirds of the outstanding shares (or of any class or series) of the company otherwise required by Texas law.  The Texas Articles provide that any amendment to the provisions pertaining to preemptive rights, the board of directors, indemnification of officers and directors, meetings of shareholders and shareholder proposals, related party transactions and amendments must be approved by two-thirds of the shares entitled to vote.  All other provisions must be approved by a majority of the shares entitled to vote.

Amendment of Bylaws

Arkansas.  Under Arkansas law, shareholders may amend a corporation’s bylaws; and a corporation’s board of directors may also amend the corporation’s bylaws unless (i) the articles of incorporation or the ABCA reserve the power exclusively to the shareholders in whole or part or (ii) the shareholders in amending a particular bylaw provide expressly that the board of directors may not amend that bylaw.

Texas.  Texas law provides that a corporation’s board of directors and shareholders may amend the corporation’s bylaws, unless otherwise provided in the corporation’s charter or bylaws.  The Texas Bylaws provide that they may be altered, amended or repealed only in the manner set forth in the Texas Articles.  The Texas Articles are silent as to the method or manner of amending the Texas Bylaws.

Shareholder Action by Written Consent

Arkansas.  Under Arkansas law, action on proposals to increase the capital stock or bond indebtedness of a corporation may be taken without a meeting of shareholders if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders of the corporation.  Any other action to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Texas.  Texas law permits shareholders to act by written consent if the consent is (i) signed by the holders of such number of shares as would be  required to approve the proposal if the holders of all the shares entitled to vote on such matter were present at a meeting of shareholders and (ii) presented to the corporation.

Voting on Statutory Mergers

Arkansas.  Arkansas law generally requires that the holders of a majority of the shares of the constituent corporations in a statutory merger approve the merger.  It also contains an exception to its voting requirements for mergers where: (i) the articles of incorporation of the surviving corporation will not differ (except such changes to the charter as may be made by board of directors without shareholder approval) from its articles before the merger, (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after, (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger, and (iv) the number of shares entitled to distributions (“participating shares”) outstanding after the merger, plus the number of participating shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

Texas.  The TBOC requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote to approve a merger, share exchange or conversion, or the sale of all or substantially all of the corporation’s assets, unless the corporation’s charter provides for a lesser percentage (provided, however, that such approval requirement may not be less than a majority of  the outstanding shares entitled to vote on the matter).  The Texas Articles do not alter the default statutory provision.  Accordingly, mergers, share exchanges or conversions, and asset sales of or by FFBOA Texas require the approval of two-thirds of the shares entitled to vote on the matter.

Appraisal Rights

Under both Texas and Arkansas law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair value of his, her or its shares in lieu of the consideration he, she or it would otherwise receive in the transaction.

Arkansas.  Under Arkansas law, “fair value” means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.  A shareholder has a right of appraisal with respect to: (i) a plan of merger that requires the approval of the shareholder, (ii) a merger of a parent corporation with its subsidiary effected without shareholder approval, (iii) a plan of share exchange in which the corporation’s shares will be acquired that requires the approval of the shareholder, (iv) a sale or exchange of all or substantially all of the property other than in the usual and regular course of business that requires the approval of the shareholder, including a sale in dissolution but excluding a sale for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year of the sale, (v) certain amendments of the articles of incorporation that materially and adversely affect rights of a holder of shares, and (vi) any corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provide that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

Texas.  Shareholders of a Texas corporation generally have dissenter’s rights in connection with significant business transactions requiring shareholder approval, including mergers.  However, there are certain circumstances in which a shareholder of a Texas corporation will not be entitled to appraisal rights even if such a significant business transaction is consummated, including the Plan of Conversion that the Company is undertaking to reincorporate in Arkansas.

Dissolution

Arkansas.  Under Arkansas law, in order for a corporation to dissolve, (i) the corporation’s board of directors must recommend such dissolution (which recommendation may be conditioned on any basis) to the shareholders (unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis of this determination), and (ii) shareholders representing a majority (or such other greater vote required by the articles of incorporation or the directors as a condition to the dissolution proposal) of all votes entitled to be cast must approve such dissolution.

Texas.  Under Texas law, in order for a corporation to wind up its affairs: (i) all shareholders of the corporation must consent in writing to the winding up of the corporation or (ii) the board of directors of the corporation must adopt a resolution (A) recommending the winding up of the corporation and (B) directing that the winding up of the corporation be submitted to the shareholders for approval at an annual or special meeting of shareholders, and the shareholders must approve of the winding up.

Interested Director Transactions

Under both Texas and Arkansas law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions are met, such as obtaining required disinterested director approval, obtaining required shareholder approval, fulfilling the requirements of good faith and full disclosure, or proving the fairness of the transaction.  With minor exceptions, the conditions are identical under Texas and Arkansas law.

Shareholder Power to Call Special Meeting of Shareholders

Arkansas.  Under Arkansas law, holders of at least ten percent (10%) of all the votes entitled to be cast on an issue to be considered at a special meeting of shareholders may call a special meeting of shareholders by signing, dating, and delivering to the corporation’s secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Texas.  Under the TBOC, special meetings of the shareholders may be called by the board of directors, the president or others permitted by the charter or bylaws or by holders of the percentage of shares specified in the charter (provided that this percentage must be at least 10% but not greater than 50%).  The Texas Articles provide that holders of not less than 50% of the Company’s outstanding shares may call a special meeting of shareholders.

Certain United States Federal Income Tax Consequences

The following discussion summarizes the material United States federal income tax consequences of the Reincorporation that are expected to apply generally to holders of the Company’s common stock.  This summary is based upon current provisions of the Internal Revenue Code (“IRC”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a common shareholder of the Company that is a “U.S. person,” defined to include:

•                  a citizen or resident of the United States; a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia); and a domestic partnership;

•                  an estate the income of which is subject to United States federal income taxation regardless of its source;

•                  a trust if either (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (B) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; or

•                  any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

A holder of Company common stock other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.”  If a partnership holds Company common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding Company common stock, you should consult your tax advisor.

This summary assumes that holders of Company common stock hold their shares of common stock as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment).  No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders:

•                  who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non- U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

•                  who are subject to the alternative minimum tax provisions of the IRC;

•                  who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•                  who hold their shares as qualified small business stock within the meaning of Section 1202 of the IRC; or

•                  who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws.  Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation.  Accordingly, holders of Company common stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.

The Company believes that the Reincorporation of the Company from Texas to Arkansas will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the IRC, which involves a reorganization that is a mere change in identity, form, or place of organization of a corporation.   Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC and subject to the qualifications and assumptions described in this proxy statement: (i) holders of Company common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of the resulting Arkansas corporation’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of Company common stock converted therefor, and (iii) the holding period of the shares of the resulting Arkansas corporation’s common stock received in the Reincorporation will include the holding period of the shares of Company common stock converted therefor.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS.   HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

Securities Act Consequences

At the Effective Time, FFBOA Arkansas will be a publicly held company and will be listed on the NASDAQ Global Market under the symbol “FFBH,” and will have the same periodic reporting obligations and make the same information available to its shareholders as the Company has in the past.  The shares of FFBOA Arkansas to be issued upon conversion of the shares of FFBOA Texas are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption with respect to a conversion which has as its sole purpose a change in the domicile of the corporation.  Shareholders whose stock in the Company is freely tradable before the Reincorporation will own freely tradable shares of FFBOA Arkansas.  Shareholders holding restricted securities of FFBOA Arkansas will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject.  For purposes of computing compliance with the holding period of Rule 144 under the Securities Act, the shareholders will be deemed to have acquired their shares in FFBOA Arkansas on the date they acquired their shares in the Company.  In summary, FFBOA Arkansas and its shareholders will be in the same respective position under the Federal securities laws after the Effective Time of the Reincorporation as were the Company and its shareholders prior to the Effective Time of the Reincorporation.

Accounting Consequences

We believe that there will be no material accounting consequences for us resulting from the Reincorporation because there is no change in the entity as a result of the Reincorporation.   Accordingly, the historical consolidated financial statements of the Company, which previously have been reported to the SEC on Forms 10-K and 10-Q, among others, as of and for all periods through the date of this Proxy Statement, will be treated as the financial statements of FFBOA Arkansas.

Regulatory Approval

To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the certificate of conversion with the Secretary of State of Texas and the filing of the application for transfer of jurisdiction, with the necessary attachments, with the Secretary of State of Arkansas.

Appraisal Rights of Dissenting Shareholders

The Reincorporation will not create dissenters’ rights under the TBOC.  The Company will not independently provide shareholders with any dissenters’ rights.

Effect of Vote for the Reincorporation

A vote in favor of the Reincorporation Proposal is a vote to approve the Plan of Conversion and therefore the Reincorporation.  A vote in favor of the Reincorporation Proposal is also effectively a vote in favor of the Arkansas Articles and the Arkansas Bylaws.

Vote Required

The affirmative vote of the holders of at least two-thirds of the shares of common stock outstanding on the record date, entitled to vote, will constitute approval of the Reincorporation Proposal.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the Reincorporation Proposal.

ITEM 3 – RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Company appointed BKD, LLP (“BKD”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011,  and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.  Shareholders are asked to ratify the appointment of BKD at the Annual Meeting.   Representatives of BKD are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Vote Required

Approval of the ratification of the appointment of BKD as the Company’s independent registered public accounting firm for the year ending December 31, 2011 requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting.   If the appointment of BKD is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.  Conversely, if shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment.

Change in Accountants

On October 14, 2010, the Company was notified by its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), that upon completion of Deloitte’s review of the Company’s interim condensed consolidated financial information as of and for the three and nine month periods ended September 30, 2010, Deloitte would resign as the Company’s independent registered public accounting firm.

The reports of Deloitte on the Company’s consolidated financial statements for the years ended December 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Deloitte report dated April 15, 2010 (July 23, 2010 as to the effects of a restatement discussed in Note 5 to those financial statements) contains an explanatory paragraph as to uncertainty about the Company’s ability to continue as a going concern.

During the years ended December 31, 2009 and 2008, and the subsequent interim periods through October 20, 2010, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements of the Company for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2009 and 2008 or during the subsequent interim periods through October 20, 2010. The Company’s Audit Committee accepted the resignation of Deloitte which was effective upon completion of Deloitte’s review of the Company’s interim condensed consolidated financial information as of and for the three and nine month periods ended September 30, 2010.

On December 6, 2010, at the culmination of a request for proposal process, the Audit Committee of the Company, in concurrence with the full Board of Directors, appointed BKD as the Company’s principal accountants for the fiscal year ending December 31, 2010. During the fiscal years ended December 31, 2009 and 2008, and through December 6, 2010, neither the Company nor anyone acting on its behalf consulted with BKD regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

In accordance with Instruction 2 to Item 304 of Regulation S-K, the Company furnished Deloitte a copy of the disclosures required by Item 304(a) of Regulation S-K prior to the time this proxy statement was filed with the SEC.  In the event that Deloitte believed the disclosures were incorrect or incomplete, it was permitted to express its views in a brief statement to be included in this proxy statement.  Deloitte did not submit such a statement.

Accounting Fees and Services

The following table sets forth the aggregate fees paid by us to BKD and Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), for professional services rendered by BKD and the

Deloitte Entities in connection with the audit of the Company’s consolidated financial statements for 2010 and 2009, as well as the fees paid by us to BKD and the Deloitte Entities for audit-related services and all other services rendered by BKD and the Deloitte Entities to us during 2010 and 2009.

	BKD, LLP	Deloitte & Touche LLP
	2010	2010	2009
Audit fees (1)	$430,000	$179,514	$521,700
Audit-related fees (2)	—	2,960	35,500
Tax Fees (3)	—	—	—
All other fees (4)	—	2,200	2,200
Total	$430,000	$184,674	$559,400

(1)          Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC.

(2)          Audit-related fees consist of fees paid to the Deloitte Entities in connection with audit of the 2008 financial statements of the Company’s 401(k) Plan during 2009 and reissuance of their 2008 audit opinion in connection with the 2009 audit of the 401(k) Plan that was performed by other auditors in 2010.

(3)          No tax fees were paid to either BKD or the Deloitte Entities in 2009 or 2010.

(4)          All other fees are related to online subscription renewals.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

The audit committee selects the Company’s independent registered public accounting firm and separately pre-approves all audit services to be provided by it to the Company.  The audit committee also reviews and separately pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee’s charter and policy on pre-approval of audit-related, tax and other services.  In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

Since May 6, 2003, the effective date of SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of an independent registered public accounting firm has been approved in advance by the audit committee.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of BKD as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last fiscal year to our named executive officers, who are (i) Larry J. Brandt, our Chief Executive Officer and former President, (ii) Tommy W. Richardson, our Chief Administrative Officer and former Chief Operating Officer, and (iii) Sherri R. Billings, our Chief Financial Officer.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)		Total

Larry J. Brandt, Chief Executive Officer
	2010	$277,875	$—	$—	$—	$126,000	$26,727	(4)	$430,602
	2009	$292,500	$—	$—	$—	$161,000	$26,891	(4)	$480,391

Tommy W. Richardson, Executive Vice President and Chief Administrative Officer
	2010	$200,996	$—	$—	$—	$46,000	$17,280	(5)	$264,276
	2009	$209,767	$—	$—	$—	$59,000	$19,806	(5)	$288,573

Sherri R. Billings, Executive Vice President and Chief Financial Officer
	2010	$194,513	$—	$—	$—	$51,000	$—		$245,513
	2009	$202,975	$—	$—	$—	$66,000	$2,176		$271,151

(1)                  We periodically review, and may increase, base salaries in accordance with the Company’s normal annual compensation review for each of our named executive officers.  Annual base salaries as of December 31, 2010 were $277,875, $200,996 and $194,513 for Mr. Larry J. Brandt, Mr. Tommy W. Richardson and Mrs. Sherri R. Billings, respectively, all of whom took a voluntary reduction in pay for 2010.

(2)                  Reflects the increase in the actuarial present value of the named executive officer’s accumulated pension benefits under the Company’s defined benefit pension plan at the pension plan measurement date used for financial reporting purposes for 2010 compared to 2009 and for 2009 compared to 2008.  None of the named executive officers received any above market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

(3)                 For 2009, includes employer matching contributions of $1,463, $1,085 and $1,049 allocated to the accounts of Mr. L. Brandt, Mr. Richardson and Mrs. Billings, respectively, under the Company’s 401(k) Plan and dividends paid on ESOP shares of $1,229, $1,121 and $1,127 for the benefit of such individuals, respectively.

(4)                  For 2010, includes director’s fees from the Company and the Bank totaling $23,760 and a refund of excess 401(k) contributions of $2,967.  For 2009, includes director’s fees from the Company and the Bank totaling $24,200.

(5)                  For 2010 and 2009, includes secretary’s fees from the Company and the Bank totaling $17,280 and $17,600, respectively.

Grants of Plan-Based Awards

There were no grants of awards pursuant to any of the Company’s plans made to the named executive officers during the year ended December 31, 2010.

Outstanding Equity Awards At Fiscal Year-End

None of our named executive officers had any outstanding equity awards such as unexercised options, stock that has not vested and equity incentive plan awards as of December 31, 2010.

Option Exercises and Stock Vested

None of our named executive officers exercised any stock option awards or acquired any stock awards upon vesting during the year ended December 31, 2010.

Pension Benefits

The Bank has a defined benefit pension plan (“Retirement Plan”) for all full time employees of the Bank who had attained the age of 21 years and had completed one year of service with the Bank prior to July 1, 2010.  On April 30, 2010, the Board of Directors of the Bank elected to freeze the Retirement Plan effective July 1, 2010, eliminating all future benefit accruals for participants in the Plan and closing the Retirement Plan to new participants as of that date. After July 1, 2010, the Bank will continue to incur costs consisting of administration and Pension Benefit Guaranty Corporation insurance expenses as well as amortization charges based on the funding level of the Retirement Plan.  The level of amortization charges is determined by the Retirement Plan’s funding shortfall, which is determined by comparing plan liabilities to plan assets.   As of October 1, 2010, the Bank announced a benefit distribution restriction which limits the lump sum distribution to no more than 50% of the lump sum distribution amount.  The remaining benefit may be paid as a monthly amount or may be deferred to a later date. This restriction will be lifted once the Retirement Plan’s ratio of assets to liabilities becomes at least 80%.  In general prior to July 1, 2010, the Retirement Plan provided for annual benefits payable monthly, in a lump sum, or a partial lump sum with a monthly payment upon retirement at age 65.  At the time an employee retires an actuarial calculation is prepared by the retirement plan company (Pentegra).  This calculation is based on the benefits accrued through the retirement plan during the team member’s employment with the Bank as well as market interest rates to determine the value of the retirement benefit.  Under the Retirement Plan, an employee’s benefits are fully vested after five years of service.  A year of service is any year in which an employee works a minimum of 1,000 hours.  Members who have reached age 65 are automatically 100% vested once they have completed one year of employment as defined under the Retirement Plan.  The Retirement Plan also provides for an early retirement option with reduced benefits.  The Retirement Plan also provides for death benefits depending on the age of the participant and the years of service.  Death benefits are paid in a lump sum distribution.

The table below shows the present value of accumulated benefits payable to the named executive officers, including the number of years of credited service, under the Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Larry J. Brandt, Chief Executive Officer	Pentegra Defined Benefit Plan(1)	36	$1,219,000	$—

Tommy W. Richardson, Executive Vice President and Chief Administrative Officer	Pentegra Defined Benefit Plan(1)	25	$335,000	$—

Sherri R. Billings, Executive Vice President and Chief Financial Officer	Pentegra Defined Benefit Plan(1)	28	$375,000	$—

(1)                       A multiple employer tax-qualified defined benefit plan as defined by ERISA.

(2)                       Reflects value as of December 31, 2010.

401(K) Plan

The Company has established a 401(k) Plan whereby substantially all employees participate in the plan.  Employees may contribute up to 75% of their salary subject to certain limits based on federal tax laws.  The Company may make matching contributions. During the year ended December 31, 2010, the Company made no matching contributions to the 401(k) Plan.

Troubled Asset Relief Program and Capital Purchase Program

On March 6, 2009, as part of the TARP CPP, which was implemented under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company entered into a Letter Agreement with the Treasury pursuant to which the Company agreed to sell 16,500 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to the Treasury, along with a warrant to purchase 321,847 shares of common stock at an initial exercise price of $7.69 per share (the “TARP Warrant”).  Participation in the CPP subjected the Company to the requirements of Section 111 of the EESA, as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), and the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (the “Interim Final Rule”) issued by the U.S. Treasury in June 2009 under ARRA.  Such requirements included certain restrictions on executive compensation and corporate governance standards.  In addition, the Interim Final Rule prohibited or limited certain components of the Company’s executive compensation program for certain of our executive officers, in addition to other restrictions, including: (i) payment or accrual of annual and long-term incentive compensation, in certain cases, (ii) granting of stock options, (iii) certain retirement benefits; and (iv) potential payments upon termination of employment or change of control (severance payments) that the executive officers or covered employees might otherwise have been eligible to receive.

On May 3, 2011, pursuant to the Investment Agreement (as discussed in this proxy under “About the Annual Meeting of Shareholders — Who is Bear State?”), Bear State purchased from the Treasury for $6 million aggregate consideration, the Series A Preferred Stock and the TARP Warrant.  At the First Closing, Bear State paid the Company aggregate consideration of approximately $46.3 million, which included Bear State’s surrendering to the Company the Series A Preferred Stock and TARP Warrant for a $6 million credit against the purchase price due at the First Closing.  As a result, the Treasury no longer owns any interest in the Company, and the Company believes that the executive compensation and related mandates discussed above largely ceased to apply to the Company on May 3, 2011.

Employment Agreements

The Company and the Bank (the “Employers”) previously entered into employment agreements with Larry J. Brandt, the Company’s and the Bank’s Chief Executive Officer; Tommy W. Richardson, the Executive Vice President, Chief Administrative Officer and Corporate Secretary of the Company and the Bank; and Sherri R. Billings, the Company’s and the Bank’s Executive Vice President and Chief Financial Officer, (the “Executives”).  The Employers have agreed to employ the Executives for a term of three years, in each case in their then-current respective positions.   The employment agreements are reviewed annually by the boards of directors of the Employers, and the term of the Executives’ employment agreements are extended each year for a successive additional one-year period upon approval of the Employers’ board of directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.  The employment agreements were not extended in December 2009 and, but for the termination described below, would have expired in December 2011.

Termination of Employment-Related Agreements

As a condition to the First Closing, the Executives agreed to terminate their employment agreement with the Company and the Bank effective immediately prior to the First Closing and release the Company and the Bank from any and all claims and issues arising under such employment agreement and such Executive’s employment with the Company and the Bank prior to the date of such release.  In addition, as a condition to the First Closing, the Executives agreed to terminate their change in control severance agreements with the Company and the Bank effective immediately prior to the First Closing and to release the Company and the Bank from any and all claims and issues arising in connection with such Executive’s employment with the Company and the Bank prior to the date of such release.

Director Compensation

Members of the board of directors of the Bank receive $1,440 per month.  The Senior Chairman of the Bank Board receives an additional $180 per month for serving in such capacity.  Members of the board of directors of the Company receive $540 per month.  The Chairman of the Board of the Company receives an additional $90 per month for serving in such capacity.  Directors of the Bank and the Company receive the normal monthly payment regardless of attendance at board meetings.  Members of the respective board serving on a committee of such board do not receive any additional compensation for serving on such committee.

The following table sets forth information concerning compensation paid or accrued by the Company and the Bank to each non-officer member of the board of directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
John P. Hammerschmidt	$27,000	$—	$—	$—	$27,000
Kenneth C. Savells	$23,760	$—	$—	$—	$23,760
Frank Conner	$23,760	$—	$—	$—	$23,760

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the 2012 annual meeting of shareholders of the Company must be received at the principal executive offices of the Company, P.O. Box 550, Harrison, Arkansas 72602 Attention: Tommy Richardson, Secretary, no later than January 19, 2012.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.  It is urged that any such proposals be sent by certified mail, return receipt requested.  If we change our 2012 annual meeting date to a date more than 30 days from the date of the Annual Meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before we print and mail proxy materials.  If we change the date of our 2012 annual meeting in a manner that alters the submission deadline under Rule 14a-8, we will so state under Part II - Item 5 of the first quarterly report on Form 10-Q filed with the SEC after the date change, or will notify the Company’s shareholders by another reasonable method.

Under the Texas Articles, which will remain in effect if the Reincorporation Proposal (Item 2) is not approved by shareholders at the Annual Meeting, shareholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article IX.B. of the Texas Articles, which provides that to be properly brought before an annual meeting, business must be (a) properly brought before the meeting by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by a shareholder.  For business to be properly brought before an annual meeting by a shareholder under the Company’s current advance notice provision, the shareholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of shareholders of the Company, or not later than February 19, 2012 in connection with the 2012 annual meeting of shareholders of the Company. A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Texas Articles.  No shareholder proposals have been received by the Company in connection with the annual meeting.

If, however, the Reincorporation Proposal (Item 2) is approved, then the Arkansas Bylaws (the form of which is attached hereto as Appendix C) will set forth the process by which shareholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting.  Article II, Section 16 of the Arkansas Bylaws contains the Company’s new advance notice provision.  Article II, Section 16 provides that only business properly brought before an annual meeting of shareholders shall be conducted at such meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, such proposed business must constitute a proper matter for shareholder actions, and the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  Therefore, assuming the Reincorporation Proposal (Item 2) is approved, to be timely for purposes of the 2012 annual meeting of shareholders, the notice must be received by the Company’s corporate secretary on or before March 24, 2012, but in no event earlier than February 23, 2012.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a process by which shareholders may communicate directly with the Board of Directors, a board committee, a particular group of directors (e.g., the independent directors), or individual members of the Board.  Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the named individual, the committee, the group, or the Board as a whole c/o Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.

ANNUAL REPORTS

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2010 accompanies this proxy statement.  Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company’s Annual Report on Form 10-K for 2010 without exhibits required to be filed under the Exchange Act.  Such written requests should be directed to Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.  The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the annual meeting.  Management is not aware of any business that may properly come before the annual meeting other than the matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

YOUR VOTE IS IMPORTANT!  WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Appendix A

PLAN OF CONVERSION OF

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. a Texas corporation,

INTO

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. an Arkansas corporation

This PLAN OF CONVERSION (this “Plan”), dated as of June 22, 2011, is hereby adopted by First Federal Bancshares of Arkansas, Inc., a Texas corporation (“FFBOA-Texas”), in order to set forth the terms, conditions and procedures governing the conversion of FFBOA-Texas into an Arkansas corporation pursuant to Section 10.101 of the Texas Business Organizations Code (the “TBOC”) and Section 4-25-109 of the Arkansas Code.

WHEREAS, the Board of Directors of FFBOA-Texas has approved the Conversion (as defined below), submitted this Plan to the shareholders of FFBOA-Texas for approval and the shareholders have approved this Plan;

NOW, THEREFORE, FFBOA-Texas does hereby adopt this Plan to effectuate the conversion of FFBOA-Texas into an Arkansas corporation as follows:

1.                 Conversion. Upon and subject to the terms and conditions of this Plan and pursuant to the relevant provisions of the TBOC and the Arkansas Code, including, without limitation, Section 10.101 of the TBOC and Section 4-25-109 of the Arkansas Code, FFBOA-Texas shall convert (referred to herein as the “ Conversion “) into and continue its existence thereafter in the form of an Arkansas corporation (referred to herein as “FFBOA-Arkansas”), which Arkansas corporation will continue to be known as First Federal Bancshares of Arkansas, Inc., at the Effective Time (as defined below).  FFBOA-Arkansas shall thereafter be subject to all of the provisions of the Arkansas Business Corporation Act (the “ABCA”), except that notwithstanding Section 203(a) of the ABCA, the existence of FFBOA-Arkansas shall be deemed to have commenced on the date FFBOA-Texas commenced its existence in Texas.

2.                 Effect of Conversion. Following the Conversion, FFBOA-Arkansas shall, for all purposes of the laws of the State of Arkansas and Texas, be deemed to be the same entity as FFBOA-Texas.  Upon the Effective Time, all of the rights, privileges and powers of FFBOA-Texas, and all property, real, personal and mixed, and all debts due to FFBOA-Texas, as well as all other things and causes of action belonging to FFBOA-Texas, shall remain vested in FFBOA-Arkansas and shall be the property of FFBOA-Arkansas and the title to any real property vested by deed or otherwise in FFBOA-Texas shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of FFBOA-Texas shall be preserved unimpaired, and all debts, liabilities and duties of FFBOA-Texas shall remain attached to FFBOA-Arkansas and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as an Arkansas corporation.  The rights, privileges, powers and interests in property of FFBOA-Texas, as well as the debts, liabilities and duties of FFBOA-Texas, shall not be deemed, as a consequence of the Conversion, to have been transferred to FFBOA-Arkansas for any purpose of the laws of the State of Arkansas.  The Conversion shall not be deemed to affect any obligations or liabilities of FFBOA-Texas incurred prior to the Effective Time or the personal liability of any person incurred prior thereto.  FFBOA-Texas shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a termination of FFBOA-Texas and shall constitute a continuation of the existence of FFBOA-Texas in the form of an Arkansas corporation.

3.                 Effective Time. Provided that this Plan has not been terminated, abandoned or deferred pursuant to Section 11, the Conversion shall be effected as soon as practicable after the shareholders of FFBOA-Texas have approved this Plan.  Subject to the foregoing, unless another date and time is specified, the Conversion shall be effective upon (a) the filing with the Secretary of State of the State of Texas of a duly executed Certificate of Conversion meeting the requirements of Section 10.154 of the TBOC and (b) the filing with the Secretary of State of the State of Arkansas of (i) a certified copy of the articles of incorporation of FFBOA-Texas, (ii) a certificate of good standing issued by the Secretary of State of the State of Texas, (iii) a duly executed application for incorporation meeting the requirements of 4-25-109 of the Arkansas Code, and (iv) the Articles of Incorporation of FFBOA-Arkansas in the form specified below (the “Effective Time”).

4.                 Governance and Other Matters Related to FFBOA-Arkansas.

(a)            Articles of Incorporation. At the Effective Time, the Articles of Incorporation of FFBOA-Arkansas shall be substantially in the form of Exhibit A attached hereto and shall be filed with the Arkansas Secretary of State.

(b)            Bylaws. At the Effective Time, the Bylaws of FFBOA-Arkansas shall be as set forth in Exhibit B attached hereto (the “Bylaws”), and shall be adopted as such by the Board of Directors of FFBOA-Arkansas.  Thereafter, the Bylaws may be amended by the Board of Directors or stockholders of FFBOA-Arkansas as provided in the Articles of Incorporation and Bylaws of FFBOA-Arkansas.

(c)            Directors and Officers.  The members of the Board of Directors and the officers of FFBOA-Texas immediately prior to the Effective Time shall continue in office following the Effective Time as directors and officers of FFBOA-Arkansas until the expiration of their terms of office at the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal.  After the Effective Time, FFBOA-Arkansas and its Board of Directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

5.                 Effect of the Conversion on the Common Stock of FFBOA-Texas.  Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of FFBOA-Texas, FFBOA-Arkansas or any shareholder thereof, each share of common stock, $0.01 par value per share, of FFBOA-Texas (the “Texas Common Stock”), shall convert into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of FFBOA-Arkansas (the “Arkansas Common Stock”).

6.                 Stock Certificates.  From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Texas Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Arkansas Common Stock into which the shares represented by such certificates have been converted as provided herein.  The registered owner on the books and records of FFBOA-Arkansas or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to FFBOA-Arkansas or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of FFBOA-Arkansas evidenced by such outstanding certificate as provided above.

7.                 Employee Benefit and Compensation Plans.  At the Effective Time, each employee benefit plan, incentive compensation plan, stock purchase plan and other similar plans to which FFBOA-Texas is then a party shall be automatically assumed by, and continue to be the plan of, FFBOA-Arkansas, without further action by FFBOA-Texas or FFBOA-Arkansas.  To the extent any employee benefit plan, incentive compensation plan or other similar plan provides for the issuance or purchase of, or otherwise relates to, Texas Common Stock, after the Effective Time such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Arkansas Common Stock.

8.                 Outstanding Awards. At the Effective Time, all outstanding stock options, purchase rights, restricted stock awards and other stock awards relating to the Texas Common Stock shall, by virtue of the Conversion and without any further action on the part of FFBOA-Texas, FFBOA-Arkansas or the holder thereof, continue on the same terms and conditions and be assumed by FFBOA-Arkansas, provided that all such awards shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Arkansas Common Stock.

9.                 Further Assurances. If, at any time after the Effective Time, FFBOA-Arkansas shall determine or be advised that any agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan to carry out the purposes of this Plan, FFBOA-Arkansas and its proper officers and directors (or their designees), are hereby authorized to execute and deliver, in the name and on behalf of FFBOA-Texas all such agreements, documents and assurances and do, in the name and on behalf of FFBOA-Texas, all such other acts and things necessary or desirable to carry out the purposes of this Plan and the Conversion.

10.               Amendment. This Plan may be amended by the Board of Directors of FFBOA-Texas at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Plan by the shareholders of FFBOA-Texas shall not alter or change (a) the amount or kind of shares or other securities to be received by the shareholders hereunder, (b) any term of the Articles of Incorporation or the Bylaws, other than changes permitted to be made without stockholder approval by the ABCA, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series of the stock of FFBOA-Texas.

11.               Termination or Deferral. At any time before the Effective Time, this Plan may be terminated and the Conversion may be abandoned by action of the Board of Directors of FFBOA-Texas, notwithstanding the approval of this Plan by the shareholders of FFBOA-Texas, or the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of FFBOA-Texas, such action would be in the best interest of FFBOA-Texas and its shareholders.  In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of FFBOA-Texas or its Board of Directors or shareholders with respect thereto.

12.               Third Party Beneficiaries.  This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

13.               Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[Signature page follows]

IN WITNESS WHEREOF, FFBOA-Texas has caused this Plan to be executed by its duly authorized representative as of the date first stated above.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC., a Texas corporation

By:
Name:
Title:

Exhibit A

[Articles of Incorporation]

Exhibit B

[Bylaws]

Appendix B

ARTICLES OF INCORPORATION

OF

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

The undersigned President and Secretary of First Federal Bancshares of Arkansas, Inc., a corporation duly organized and existing under the laws of the State of Arkansas, hereby certify that the shareholders of said corporation, pursuant to the provisions of the Arkansas Business Corporation Act of 1987, as amended (the “1987 Act”), have duly adopted these Articles of Incorporation as set forth below:

FIRST.                    The name of this corporation is First Federal Bancshares of Arkansas, Inc. (hereinafter referred to as the “Corporation”).

SECOND.               The nature of the business of the Corporation and the objects or purpose to be transacted, promoted or carried on by it, and for which it is organized, are as follows:

(a)           To acquire, purchase, own, hold, operate, develop, lease, mortgage, pledge, exchange, sell, transfer or otherwise invest, trade or deal in, in any manner, securities, stocks, mortgages, bonds, and real and personal property of every kind and description or in any interest therein.

(b)           To engage in any activities which are permissible for bank holding companies, and to do all things incidental to any such business, and to do and perform all other things necessary or beneficial to the Corporation or to the general public which the Board of Directors may from time to time determine should be done.

(c)           To issue notes, bond, debentures, or other obligations of the Corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

(d)           To purchase, acquire, own and hold securities of other corporations, limited liability companies, associations, trusts and other forms of businesses, whether incorporated or unincorporated, and to provide services to such businesses, or engage in businesses related to any such businesses, and to do any and all lawful acts necessary, convenient, advisable or desirable which may be incidental or pertinent to such businesses.

(e)           To engage in any lawful business and to exercise all of the powers enumerated in the 1987 Act.

THIRD.                  The period of existence of the Corporation shall be perpetual.

FOURTH.              The principal office or place of business of the Corporation shall be located at 1401 Highway 62-65 North, Harrison, Arkansas 72601.

FIFTH.                   The registered agent of the Corporation is the President of the Corporation. The address of the business office of the registered agent is 1401 Highway 62-65 North, Harrison, Arkansas 72601.

SIXTH. (a)             The total amount of the authorized capital stock of the Corporation is as follows:

SHARES	CLASS	PAR VALUE

20,000,000	Common	$.01

5,000,000	Preferred	$.01

(b)           The preferences, limitations and relative rights of each class of shares is as follows:

1.             PREFERRED STOCK. The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation is hereby authorized to issue shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board of Directors of the Corporation with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

A.            The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series, if any.

B.            The voting powers, if any, applicable to such series and whether such voting powers are full or limited.

C.            The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid.

D.            Whether dividends, if any, will be cumulative or non-cumulative, the dividend rate of such series, and the dates and preferences of dividends on such series.

E.             The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation.

F.             The provisions, if any, pursuant to which the shares of such series are convertible into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other legal entity, and the price or prices or the rates of exchange applicable thereto.

G.            The right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other legal entity.

H.            The provisions, if any, of a sinking fund applicable to such series.

I.              Any other relative, participating, optional, or special powers, preferences, rights, qualifications, limitations, or restriction thereof. The foregoing may be determined from time to time by the Board of Directors of the Corporation and stated in a resolution or resolutions providing for the issuance of such Preferred Stock.

2.             COMMON STOCK

A.            Voting Rights. The holders of the Common Stock shall be entitled to vote on all matters any shareholder is entitled to vote upon pursuant to these Articles or by statute or constitutional provisions. The holders of the Common Stock shall not be entitled to cumulate votes for the election of directors. Each share of Common Stock shall be entitled to one vote on all matters to be voted upon by the holders of Common Stock, including in the election of each director.

B.            No Redemption or Conversion Rights. The Common Stock shall have no redemption or conversion rights or provisions.

C.            Dividends. Whenever cash dividends upon the Preferred Stock at the time outstanding, if any, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock out of the remaining net profits or surplus of the Corporation.

D.            Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, all assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the full amounts to which they shall be entitled, as hereinbefore provided, shall be divided and distributed among the holders of the Common Stock according to their respective shares. The issued and existing capital stock of the Corporation, previously denoted as capital stock of a Texas corporation, now designated as capital stock of an Arkansas corporation, shall not require the issuance of replacement certificates, and the issuance of additional shares, if any, may be made on certificates identical to the existing certificates or on other forms as may from time to time be approved by the Board of Directors, except to reflect the change of jurisdiction from Texas to Arkansas.

SEVENTH.             No holder of any of the shares of the capital stock of the Corporation shall be entitled as of right to purchase or to subscribe for any unissued stock of any class, or any additional shares of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation or carrying any right to purchase stock of any class, but any such unissued stock, or such additional authorized issue of any stock, or of other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations, or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

EIGHTH.                To the fullest extent permitted by the 1987 Act, as it now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision shall not be construed to eliminate or limit in any way the liability of a director for:

(a)           any breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b)           acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)           liability under Ark. Code Ann. Section 4-27-833;

(d)           any transaction from which the director derived an improper personal benefit; or

(e)           any action, omission, transaction or breach of a director’s duty creating any third-party liability to any person or entity other than the Corporation or its shareholders.

NINTH.  The affairs of the Corporation shall be governed by the Arkansas Business Corporation Act of 1987, as amended.

TENTH. The Corporation was incorporated in the State of Arkansas pursuant to Ark. Code Ann. Section 4-25-109 whereby the Corporation changed its jurisdiction of incorporation from the State of Texas to the State of Arkansas.  First Federal Bancshares of Arkansas, Inc. was first incorporated in Texas on January 25, 1996.

IN WITNESS WHEREOF, we have hereunto set our hands on this                         day of June, 2011.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:

Name:

Title:

Attest:

Appendix C

BYLAWS OF

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

ARTICLE I. OFFICES

SECTION 1. The principal office of First Federal Bancshares of Arkansas, Inc., an Arkansas corporation (referred to herein as the “corporation”), in the State of Arkansas shall be located in the City of Harrison.

SECTION 2. The corporation may have such other offices, either within or without the State of Arkansas, as the corporation’s Board of Directors (referred to herein as the “Board of Directors” and the “Board”) may designate or as the business of the corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting pursuant to Section 16 of ARTICLE II hereof.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as expressly provided in these Bylaws or in a resolution of the Board of Directors, include the power to call such meetings, and a special meeting shall be called by the Chairman, Chief Executive Officer, or President at the request of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting, if such holders have signed, dated, and delivered to the Secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Arkansas, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Arkansas.

SECTION 4. Notice of Meeting. Unless otherwise prescribed by applicable law, written notice stating the place, date and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given either by mail or in person to each shareholder of record entitled to vote at such meeting, not less than sixty (60) days nor more than seventy five (75) days before the date of the meeting if a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted, and not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in all other cases. If mailed, such notice shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation.  An annual meeting at which a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted shall be deemed a special meeting for purposes of this Section 4.

SECTION 5. Date for Determination of Shareholders of Record. In order that the corporation may determine the shareholders (a) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, (c) entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or (d) for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of any such meeting or other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 6. Voting Lists. After fixing the record date for a meeting, the Secretary shall prepare an alphabetical listing of the names of all of the shareholders of the corporation who are entitled to notice of the shareholders meeting, which list must be arranged by voting-group and must show the address of and number of shares held by each such shareholder. The shareholders list must be made available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, and the agents and attorneys of shareholders, shall be entitled on written demand to inspect and, subject to the requirements of Ark. Code Ann. 4-27-1602(c), to copy the list, at the shareholder’s expense, during regular business hours during the period the list is available for inspection. The corporation shall make the shareholders list available at the meeting, and any shareholder, and any agent or attorney of any shareholder, shall be entitled to inspect the list at any time during the meeting or any adjournment thereof.

SECTION 7. Quorum; Vote Required For Action. Unless otherwise provided by applicable law, a majority of the votes entitled to be cast on a matter by the shareholders of the corporation represented in person or by proxy shall constitute a quorum for purposes of any meeting of shareholders. Unless otherwise provided by applicable law, the Articles of Incorporation, or these Bylaws, a majority of the votes cast at a meeting, whether in person or represented by proxy, at which a quorum is present shall decide every question or matter (other than certain elections of directors as described in Article III, Section 2) submitted to the shareholders at such meeting.

SECTION 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its effective date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be revocable unless the appointment form conspicuously states that it is irrevocable and is coupled with an interest sufficient at law to support an irrevocable power. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies shall be dated and shall be filed with the Secretary of the corporation before or at the time of the meeting.

SECTION 9. Voting of Shares. Subject to the provisions of these Bylaws, and particularly the following Section hereof, each outstanding share of any class or series of stock entitled to vote with respect to a particular matter shall be entitled to one vote upon such matter when submitted to a vote of shareholders.

SECTION 10. Voting of Shares by Certain Holders.

(a)           Shares standing in the name of another corporation or entity may be voted by such officer, agent or proxy as the bylaws or other governing documents of such entity may prescribe, or, in the absence of such provision, as the authorized individuals of such entity may determine.

(b)           Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the fiduciary’s name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy.

(c)           Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name, if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(d)           A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)           Shares of the corporation’s own stock held as treasury shares or otherwise belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. No Cumulative Voting. No Shareholder of any class or series of stock shall have any right of cumulative voting in the election of directors.

SECTION 12. Action by Shareholders. Shareholder action on proposals to increase the capital stock or bond indebtedness of the corporation may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders of the corporation. Any other action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All written consents executed by one or more shareholders shall be included in the minutes or otherwise filed with the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. In addition, if by law notice of the proposed action must be given to non-voting shareholders and the action is to be taken by written consent of the voting shareholders, the corporation shall give its non-voting shareholders written notice of the proposed action at least ten (10) days before the action is taken.

SECTION 13. No Preemptive Rights. No shareholder of any class or series of stock shall have any preemptive rights to purchase or subscribe for any unissued stock of any class or series of stock now existing or hereafter authorized, except as may be granted by the Board of Directors pursuant to the Articles of Incorporation.

SECTION 14. Adjournments. Any meeting of shareholders, annual or special, at which a quorum is present may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided in these Bylaws.

SECTION 15. Organization. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors or the President, or in the absence of the foregoing persons by a presiding officer designated by the Board of Directors, or in the absence of such designation by a presiding officer chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

SECTION 16. Business Brought Before Annual Meeting.

(a)           At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, such proposed business must constitute a proper matter for shareholder actions, and the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, (ii) the reason for conducting such business and any material interest of the shareholder, including any anticipated benefit to the shareholder therefrom, (iii) the name and address, as it appears on the corporation’s books, of the shareholder proposing such business, (iv) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (vi) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.

(b)           Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this Section 16, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this Section 16 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors and in the management of the business and affairs of the corporation, the Board of Directors shall have, without limitation, all the powers accorded Boards of Directors by law and the powers accorded the Board of Directors in the corporation’s Articles of Incorporation, as the same may be amended or restated from time to time.

SECTION 2. Number, Election and Term of Office. The Board of Directors shall consist of not less than three nor more than fifteen members, the exact number of which shall be fixed from time to time by the affirmative vote of a majority of the entire Board of Directors then in office. Except as provided in Section 9 of this Article III, each nominee for director in an election in which the number of nominees is equal to the number of open board seats (an “Uncontested Election”) shall be elected by a majority of the votes cast, whether in person or represented by proxy, with respect to that nominee’s election at an annual meeting of shareholders at which a quorum is present. If, however, the number of nominees exceeds the number of open board seats (i.e., a contested election), then the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of shareholders and entitled to vote in the election of directors. For purposes of this Section 2, a majority of votes cast shall mean that the number of shares voted “for” a nominee’s election exceeds the number of shares voted “against” that nominee’s election. With regard to Uncontested Elections, the Board of Directors has established procedures pursuant to which any incumbent director who fails to receive a majority of the votes cast will tender his or her resignation to the Board of Directors. The Board of Directors will act upon a tendered resignation within ninety (90) days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions. If the Board of Directors accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors shall fill the resulting vacancy in accordance with Section 9 of this Article III. The directors shall be elected in this manner at the annual meeting of shareholders, except as provided in Section 6 of this Article III. Each director shall hold office for a term of one year from his or her election as such and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

SECTION 3. Meetings; Notice. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or, upon the written request of a majority of the total number of directors then in office, the Secretary of the corporation on at least 24 hours notice to each director, either personally, by telephone, by mail, electronic mail or by telecopy.

SECTION 4. Quorum; Vote Required for Action. At all meetings of the Board of Directors or any committee designated by the Board of Directors, a majority of directors at a meeting of the Board of Directors or a majority of the members of a committee of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee as the case may be, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 5. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman, by a Vice Chairman of the Board, if any, or in the absence of the Vice Chairman, by the President, or in the absence of all of the foregoing, by a chairman chosen at the meeting by a majority of the directors present. The Chairman shall appoint a Secretary of the Board, who may or may not be a member of the Board, to act as secretary at all meetings of the Board, but in the absence of the Secretary of the Board, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 6. Vacancies; Removal.

(a)           Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(b)           Any or all of the directors of the corporation may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the corporation’s then outstanding capital stock entitled to vote generally in the election of directors.

SECTION 7. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated fee as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 8. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent or abstention shall be entered in the minutes of the meeting, or unless the director (a) objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or to the transaction of business at the meeting, or (b) delivers a written dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 9. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board or such committee.

SECTION 10. Committees. Unless otherwise provided by the Articles of Incorporation or these Bylaws, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. A committee may not, however:

(a)           authorize distributions;

(b)           approve or propose to shareholders actions for which shareholder approval is required by law;

(c)           fill vacancies on the Board of Directors or on any of its committees;

(d)           amend articles of incorporation;

(e)           adopt, amend, or repeal bylaws;

(f)            approve a plan of merger not requiring shareholder approval;

(g)           authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h)           authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within the limits specifically prescribed by the Board of Directors.

Each committee and each committee member, as a member of such committee, shall serve at the pleasure of the Board of Directors.  Each committee shall act only in intervals between meetings of the Board of Directors, and shall in all respects be subject to the control and direction of the Board of Directors. Any act or authorization of any act by any committee, within the authority delegated above, shall be as effective for all purposes as the act or authorization of the Board of Directors; provided that the designation of such committees and the delegation of authority to them shall not operate to relieve the Board of Directors of any responsibility imposed upon it by law.

SECTION 11. Advisory Directors. The Board of Directors may appoint one or more advisory directors who will not actually serve as members of the Board. Such advisory directors shall only act in an advisory capacity and shall have no power of final decision in any matters concerning the corporation.

SECTION 12. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 13. Resignations. A director may resign at any time by filing a written resignation with the Secretary.

SECTION 14. Proxies. Directors may not vote by proxy.

ARTICLE IV. OFFICERS

SECTION 1. Number. The officers of the corporation shall be a President, a Chief Executive Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Chief Operations Officer and a Treasurer/Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is reasonably practical. Each officer shall hold office until his or her successor is duly elected and qualified, or until death, resignation or removal from office in the manner provided herein.

SECTION 3. Removal. Any officer or agent of the corporation may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contractual rights whatsoever.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chairman of the Board. The Board of Directors may, in its discretion, elect a separate Chairman who shall be an officer of the corporation and shall have responsibility for presiding at all meetings of shareholders and the Board of Directors, executing certificates for shares of the corporation, and taking such other action on behalf of the corporation as shall be specifically authorized by the Board of Directors. Should the Board of Directors fail to elect a separate Chairman or in the absence or incapacity of the Chairman, the ranking executive officer of the corporation shall serve as Chairman.

SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be the ranking executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation and shall be its chief policy making officer. The Chief Executive Officer may sign with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

SECTION 7. President. The President shall serve as an executive officer of the corporation subordinate only to the Chief Executive Officer and, subject to the control of the Chief Executive Officer and the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The Board of Directors may establish separate and distinct areas of responsibility for the President. The President may sign with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors or the President from time to time.

SECTION 8. The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the highest ranking Vice President, as determined by the Board of Directors (or if there be no such determination, then the first to have been appointed to such office), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Vice Presidents shall perform such duties, and shall have such varying degrees of rank and responsibilities, as from time to time may be assigned to them by the President or by the Board of Directors.

SECTION 9. The Secretary. The Secretary shall: (a) keep the minutes of the Shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of and authenticate the corporate records and the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the Chairman, Chief Executive Officer or President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and perform such other duties and have such other powers as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

SECTION 10. Treasurer/Chief Financial Officer. If required by the Board of Directors, the Treasurer/Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer/Chief Financial Officer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, (c) deposit all such moneys in the name of the corporation in such books, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws, and (d) in general perform all of the duties incident to the office of Treasurer/Chief Financial Officer and perform such other duties and have such other powers as from time to time may be assigned to him or her by the President or by the Board of Directors.

SECTION 11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

SECTION 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

SECTION 13. Voting Shares in Other Corporation. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any shareholders’ meeting of the other corporation by the President of this corporation or, if the President is not present at the meeting, the shares may be voted by the Chief Executive Officer of the corporation or by such person as the Chief Executive Officer or the President, along with the Secretary, shall have duly designated in writing as proxy to represent the corporation at the meeting.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI. CERTIFICATES FOR SHARES, UNCERTIFICATED SHARES

AND THE TRANSFER THEREOF

SECTION 1. Certificates for Shares. The shares of the corporation’s stock may be certificated or uncertificated, as provided under Arkansas law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the corporation owned by the shareholder. Except for such certificates issued in accordance with the corporation’s predecessor bylaws prior to the conversion of the corporation from a Texas corporation to an Arkansas corporation, any certificates issued to any shareholder of the corporation shall bear the name of the corporation and state that it is organized under the laws of the State of Arkansas, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and the par value of the shares, or if the shares have no par value, a statement of such fact. Certificates shall be signed by the Chairman, Chief Executive Officer or President and by the Secretary or by an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Arkansas, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, the par value of the shares, or if the shares have no par value, a statement of such fact, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s articles of incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.

SECTION 2. Transfer of Shares. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate or uncertificated share shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate or uncertificated share may be issued therefor upon such terms and indemnity to the corporation as these Bylaws and the Board of Directors may prescribe. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate or to evidence the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded on the books of the corporation.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

SECTION 3. Lost, Destroyed or Mutilated Stock Certificates: Issuance of New Certificates. The Board of Directors may direct that (i) a new certificate or certificates or (ii) uncertificated shares in place of any certificate or certificates previously issued by the corporation, be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of such (i) new certificate or certificates or (ii) uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4. Classes of Stock Designation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided, however, except as otherwise provided by Arkansas law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

ARTICLE VII. INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND AGENTS

SECTION 1.  (a)    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)           The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and  reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the district court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the district court or such other court shall deem proper.

(c)           To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)           Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by a vote of the majority of the shares held by shareholders entitled to vote on such matter.

(e)           Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

(f)            The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)           The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

(h)           The powers and duties of the corporation to indemnify any person under this Article shall apply with equal force whether an action, suit or proceeding is threatened or commenced in the State of Arkansas or outside the State.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

SECTION 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

SECTION 2. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. Corporate Seal. The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.” A corporate seal shall not be mandatory for the validity of any contract, instrument or other document properly executed by any authorized officer or officers of the corporation.

SECTION 4. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. In addition, attendance of a person at a meeting shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented. All written waivers of notice shall be filed with the minutes of the meeting.

SECTION 5. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s votes are counted for such purposes, if: (a) the material facts regarding such person’s relationship or interest in the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the number of disinterested directors may constitute less than a quorum; or (b) the material facts as to such person’s relationship or interest in the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (c) the contract or transaction is fair to the corporation. If a majority of the disinterested directors vote to authorize, approve, or ratify the contract or transaction, such majority shall be deemed to constitute a quorum of directors present at a meeting of the Board of Directors for the purpose of taking action under this Section 5, notwithstanding the provisions of Section 4 of Article III of these Bylaws. If the contract or the transaction is submitted for approval by the shareholders, the shares owned by or voted under the control of an interested director or an interested corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall not be counted in the vote of shareholders. Such shares, however, shall be counted for voting purposes in determining whether the transaction or contract is approved if such transaction or contract is required to be approved by the shareholders under the Articles of Incorporation or the Arkansas Business Corporation Act of 1987. A majority of the shares that are entitled to be counted in a vote on the transaction or contract under this Section 5 constitutes a quorum for the purpose of taking action under this Section 5.

SECTION 6. Form of Records. Any records maintained by the corporation in the regular course of its business, including a stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, computer diskette or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 7. Amendments of Bylaws. Subject to the laws of the State of Arkansas and the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any annual meeting of shareholders (or at any special meeting thereof duly called for that purpose) by a vote of the shareholders in accordance with Article II, provided that in the notice of such meeting, notice of such purpose shall be given. Subject to the laws of the State of Arkansas, the Articles of Incorporation and these Bylaws, the Board of Directors may by a majority vote of the entire Board of Directors amend these Bylaws, or waive any provisions hereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

ADOPTED by the Board of Directors of the corporation effective as of the                            day of                                   , 2011.

/s/

, Secretary

REVOCABLE PROXY

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. (“COMPANY”) FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 22, 2011 AND AT ANY ADJOURNMENT THEREOF.

The undersigned, being a shareholder of the Company as of May 13, 2011, hereby authorizes and appoints the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at First Federal Bank, 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, June 22, 2011 at 10:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, upon the proposals listed below and described in the Proxy Statement and in their discretion with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Election of Directors

	For	Withhold	For All Except

1. Election of 3 Directors. The Board of Directors’ Nominees for a three year term:	☐	☐	☐

W. Dabbs Cavin Scott T. Ford K. Aaron Clark

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Proposals

	For	Against	Abstain

2. Reincorporation Proposal. To approve the reincorporation of the Company from Texas to Arkansas pursuant to a Plan of Conversion, and to adopt Articles of Incorporation and Bylaws for the resulting Arkansas corporation.

	☐	☐	☐

3. Ratification of Auditors. To ratify the appointment by the Audit Committee of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of shareholders, the election of any person as a director if the nominee is unable to serve of for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 22, 2011. The proxy materials for this Annual Meeting of Shareholders are available over the Internet at www.cfpproxy.com/3947

The Board of Directors recommends that you vote FOR the Board of Directors’ nominees listed above and FOR proposals 2 and 3.  Shares of common stock of the Company will be voted as specified.  If no specification is made, shares will be voted for the election of the Board of Directors’ nominees to the Board of Directors and for Proposals 2 and 3 and otherwise at the discretion of the proxies including on matters that properly come before the meeting.  This proxy may not be voted for any person who is not a nominee of the of the Board of Directors of the Company.  This proxy may be revoked at any time before it is exercised.

The above signed hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc. called for June 22, 2011, a Proxy Statement for the Annual Meeting and the 2010 Annual Report on Form 10-K.

Please sign exactly as your name(s) appear(s) on this proxy card. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY